Exhibit 10.1

PEARL EAST

4840 Pearl East Circle, Boulder, CO

LEASE

This Lease (the “Lease”), dated as of the Execution Date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between BCSP PEARL EAST PROPERTY LLC, a Delaware limited liability company (“Landlord”), and COGENT BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Execution Date:	July 6, 2021

2. Premises (Article 1).

2.1 Building:	That certain 3-story building located at 4840 Pearl East Circle, Boulder, Colorado containing approximately 62,649 rentable square feet of space (“RSF”)

2.2 Premises:	Approximately 38,075 RSF located on the first (1st) floor of the Building and commonly known as Suite 100, as further set forth in Exhibit A to the Lease. The Building and the Premises have been measured in accordance with the BOMA 2017 (ANSI Z65.1-2017) standard for measuring office space, modified, as is customary for laboratory buildings in the vicinity of the Building, to include mechanical shafts, loading areas and elevators exclusively dedicated to tenant use in the rentable areas, as appropriate. Landlord shall not have the right to relocate the Premises.

2.3 Project:	The office/laboratory project currently known as “Pearl East.” The term “Project,” as used in this Lease, shall mean (i) the Building, (ii) the other buildings located adjacent to the Building having addresses of 4780, 4845, 4875, 4888, 4900, 4909, 4940, 4949, 4990 and 4999 Pearl East Circle, Boulder, Colorado (the “Other Building(s)”) and (iii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Other Building(s) are located.

3. Lease Term (Article 2).

3.1 Initial Term:	Commencing on the Lease Commencement Date and expiring on the Lease Expiration Date.

3.2 Lease Commencement Date:	As defined in Section 1.1.1 of this Lease.

(1)

3.3 Rent Commencement Date:	Four Hundred Twenty (420) days after the earlier to occur of (a) May 1, 2022 (the “Outside Lease Commencement Date”), and (b) the date on which the Tenant Improvements are substantially complete (as defined in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”)).

3.4 Lease Expiration Date:	If the Rent Commencement Date shall be the first day of a calendar month, then the day immediately preceding the twelfth (12th) anniversary of the Rent Commencement Date; or, if the Rent Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the twelfth (12th) anniversary of the Rent Commencement Date occurs.

4. Base Rent (Article 3): (Subject to Section 4(b)(ii) of the Tenant Work Letter)

Period of Time	Annual Base Rent	Monthly Installment of Base Rent	Approximate Annual Base Rent per Rentable Square Foot
Rent Year[1] 1	$1,523,000.00	$126,916.67	$40.00
Rent Year 2	$1,561,075.00	$130,089.58	$41.00
Rent Year 3	$1,600,101.88	$133,341.82	$42.03
Rent Year 4	$1,640,104.42	$136,675.37	$43.08
Rent Year 5	$1,681,107.03	$140,092.25	$44.15
Rent Year 6	$1,723,134.71	$143,594.56	$45.26
Rent Year 7	$1,766,213.08	$147,184.42	$46.39
Rent Year 8	$1,810,368.40	$150,864.03	$47.55
Rent Year 9	$1,855,627.61	$154,635.63	$48.74
Rent Year 10	$1,902,018.30	$158,501.53	$49.95
Rent Year 11	$1,949,568.76	$162,464.06	$51.20
Rent Year 12	$1,998,307.98	$166,525.66	$52.48

[1]

For the purposes of this Lease, the first “Rent Year” shall be defined as the period commencing as of the Rent Commencement Date and ending on the last day of the month in which the first (1st) anniversary of the Rent Commencement Date occurs; provided, however, if the Rent Commencement Date occurs on the first day of a calendar month, then the first Rent Year shall end on the day immediately preceding the first (1st) anniversary of the Rent Commencement Date. Thereafter, “Rent Year” shall be defined as any subsequent twelve (12) month period during the term of this Lease.

(2)

5. Allowances (Exhibit B):

Tenant Improvement Allowance: Subject to the terms of the Tenant Work Letter, an amount equal to $180.00 per rentable square foot of the Premises (i.e., $6,853,500.00 based upon 38,075 rentable square feet in the Premises).

Additional Allowance: Subject to the terms of the Tenant Work Letter, an amount equal to $60.00 per rentable square foot of the Premises (i.e., $2,284,500.00 based upon 38,075 rentable square feet in the Premises).

Space Plan Allowance: Subject to the terms of the Tenant Work Letter, an amount equal to $0.15 per rentable square foot of the Premises (i.e., $5,711.25 based upon 38,075 rentable square feet in the Premises).

6. Tenant’s Share (Article 4):	Sixty and 78/100 percent (60.78%).

7. Permitted Use (Article 5):	The Premises shall be used only for general office, drug research and development and laboratory use, including a small mammal/rodent vivarium, other ancillary uses reasonably related to or incidental to such specified uses and any other legally permitted uses, all (i) consistent with first class combination office, research, development and laboratory facilities in the Boulder market (“First Class Life Sciences Projects”), (ii) in proportions consistent with the design of the base Building, and (iii) in compliance with, and subject to, Applicable Laws as of right and the terms of this Lease.

8. Security Deposit (Article 21):	Subject to Article 21, Seven Hundred Thousand Dollars ($700,000).

9. Parking (Article 28):	Three (3) parking passes for every 1,000 RSF of the Premises, subject to the terms of Article 28 of the Lease.

10. Address of Tenant (Section 31.18):	Cogent Biosciences, Inc. 4840 Pearl East Circle Boulder, Colorado 80301 Attention: Andrew Robbins, CEO with a copy to:

Cogent Biosciences, Inc. 200 Cambridge Park Drive, Suite 2500 Cambridge, MA 02140 Attention: Evan D. Kearns, Chief Legal Officer

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11. Address of Landlord (Section 31.18):	See Section 31.18 of the Lease.

12. Broker(s) (Section 31.24):	Cresa 1001 17th Street, Suite 1225 Denver, CO 80202 Attention: Chad Kollar and WWR Real Estate Services, LLC 1375 Walnut Street, Suite 10 Boulder, CO 80302 Attention: Chad F. Henry

1.	PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises (as set forth in Section 2.2 of the Summary). The outline of the Premises is set forth in Exhibit A attached hereto and made a part hereof. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of any “Common Areas,” as that term is defined in Section 1.1.2, below, or the elements thereof or of the accessways to the Premises or the Project. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the date that Landlord provides Tenant with a key or access card to the Premises (the “Lease Commencement Date”), and no action by Tenant shall be required therefor. The Lease Commencement Date is anticipated to occur within ten (10) business days after the full execution of this Lease. If for any reason Landlord is delayed in tendering possession of the Premises to Tenant by any particular date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired; provided, however, if the Lease Commencement Date occurs after August 15, 2021, the Outside Lease Commencement Date shall be extended on a day for day basis for each day that the Lease Commencement Date occurs after August 15, 2021. On the Lease Commencement Date, the Premises shall be in broom clean condition with all Building systems serving the same in good working order. As of the Execution Date, to Landlord’s knowledge, the Premises are in compliance with Environmental Laws (hereinafter defined). Except as expressly set forth in Section 24.3 of this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business. Any process utilities shall be provided without warranty, in their currently existing, “as-is” condition.

1.1.2 Common Areas. Tenant shall have the non-exclusive right to use in common with others entitled thereto, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are designated, from time to time, for use in common by, inter alia, Landlord, Tenant and any other occupants of the Project (such areas are collectively referred to herein as the “Common Areas“). Landlord shall maintain and operate the Common Areas in accordance with First Class Life Sciences Projects and the use thereof shall be subject to the rules, regulations and restrictions set forth in Exhibit F and such amendments to such rules, regulations and restrictions which Landlord may make from time to time that do not, unless promulgated to comply with Applicable Law, materially increase Tenant’s obligations or materially decrease Tenant’s rights under the Lease (collectively, “Rules and Regulations”). Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, without unreasonable interference with Tenant’s use and occupancy of the Premises.

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1.1.3 Access. From and after the Lease Commencement Date and until the end of the Lease Term, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Applicable Laws, the terms of this Lease and matters of record. Landlord shall not enter into any agreements or modify any existing agreements (that are matters of record with respect to the Project) in a manner that materially increases Tenant’s obligations, or materially decreases Tenant’s rights under this Lease.

1.2 Rentable Square Feet of Premises. The RSF of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term except after (a) substantial completion of restoration of the Building (or any portion thereof) after a Casualty, (b) the effective date of any taking affecting the Building or any portion thereof, and/or (c) substantial completion of any changes to the interior Common Areas of the Building, in which event the Premises and the Building shall be measured in accordance with the Building’s then-current version of the Standard Method of Measurement for Office Buildings (ANSI/BOMA) (or if such standard is no longer in use, using an industry-standard method of measurement reasonably selected by Landlord), modified, as is customary for laboratory buildings in the vicinity of the Building. Tenant shall execute an agreement confirming such measurements and any resulting adjustments within five (5) days after Landlord’s request therefor. Tenant’s failure to execute and return any such agreement proposed by Landlord, or to provide written objection to the statements contained therein, within ten (10) business days after the date of Tenant’s receipt thereof, shall be deemed an approval by Tenant of Landlord’s determination of such figures as set forth therein.

2.	LEASE TERM; OPTION TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the Execution Date. The term of this Lease (the “Lease Term”) shall commence on the Lease Commencement Date set forth in Section 3.2 of the Summary, and shall terminate on the Lease Expiration Date set forth in Section 3.4 of the Summary unless this Lease is sooner terminated as hereinafter provided. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within seven (7) business days of receipt thereof. Tenant’s failure to execute and return any such notice, or to provide written objection to the statements contained therein, within seven (7) business days after Tenant’s receipt thereof, shall be deemed an approval by Tenant of the dates as set forth therein.

2.2 Option Term.

2.2.1 Option Right. Provided that the following conditions (the “Extension Conditions”), any or all of which may be waived by Landlord in its sole discretion, are satisfied (i) the Tenant originally named in this Lease or its Affiliate (the “Original Tenant”), or any assignee of Original Tenant’s entire interest in the Lease permitted in accordance with the terms of Article 14, below (a “Permitted Assignee”) is/are then occupying one hundred percent (100%) of the Premises, (ii) as of the date of delivery of the applicable extension notice, there is no Event of Default under this Lease and there has not previously been an Event of Default under this Lease more than once, and (iii) as of the end of the initial Lease Term (or prior Option Term, as the case may be), there is no Event of Default under this Lease, Landlord hereby grants Original Tenant (or the Permitted Assignee in occupancy) three (3) options to extend the Lease Term for a period of five (5) years each (each, an “Option Term”). Such options to extend shall be exercisable only by written notice delivered by Tenant to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term (or prior Option Term, as the case may be), stating that Tenant is thereby irrevocably exercising its option to lease the Premises during the applicable Option Term. Upon the satisfaction of the Extension Conditions and the proper and timely exercise of the option to extend, the Lease Term shall be extended for the applicable Option Term upon all of the terms and conditions of this Lease, except that Base Rent during such Option Term shall be calculated in accordance with this Section 2.2, Landlord shall have no obligation to construct, renovate or make any improvements to the Premises and Tenant shall have one (1) fewer option to extend the Lease Term. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Assignee (and not any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease). In the event that Tenant fails to timely and appropriately exercise its initial option to extend the Lease Term, or its second option to extend the Lease Term, as the case may be, in accordance with the terms of this Section 2.2, then such option (and any other then-remaining option to extend the Lease Term, if applicable) shall automatically terminate and shall be of no further force or effect.

(5)

2.2.2 Option Rent. The Base Rent during each Option Term (the “Option Term Base Rent”) shall be determined in accordance with the process described hereafter. Option Term Base Rent shall be the fair market rental value of the Premises then demised to Tenant as of the commencement of the applicable Option Term as determined in accordance with the process described below, for renewals of combination laboratory and office space in the Boulder area of equivalent quality, size, utility and location, with the length of the Option Term, and all other relevant factors to be taken into account. Within thirty (30) days after receipt of Tenant’s timely and proper extension notice, Landlord shall deliver to Tenant written notice of its determination of the Option Term Base Rent for the applicable Option Term. Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Option Term Base Rent (“Tenant’s Response Notice”). If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Option Term Base Rent shall be binding on Tenant. If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Option Term Base Rent and desires to submit the matter to the determination process hereinafter described in this Section 2.2.2 (the “Determination Process”), then the Option Term Base Rent shall be determined in accordance with the following procedure. In such event, if Landlord and Tenant are unable to agree on the Option Term Base Rent within twenty (20) days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Option Term Base Rent to the Determination Process, then within ten (10) days after the end of such 20-day period, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”). If Landlord’s Appraiser and Tenant’s Appraiser are unable to agree within thirty (30) days on the Option Term Base Rent, Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days after the end of such 30-day period. All of the appraisers selected shall be individuals with at least ten (10) consecutive years’ commercial appraisal experience with First Class Life Sciences Projects in the area in which the Premises are located and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within ten (10) years of his or her selection; provided, however, Landlord’s Appraiser and Tenant’s Appraiser shall first seek to select a qualified Third Appraiser that has not acted in any capacity for either Landlord or Tenant. The three appraisers shall determine the Option Term Base Rent in accordance with the requirements and criteria set forth in Section 2.2.2 above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Option Term Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall deliver their determinations of the Option Term Base Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Option Term Base Rent. The Third Appraiser’s decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser, and the cost of the Third Appraiser shall be paid by the party whose determination is not selected.

3. BASE RENT. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary, in advance on or before the first day of each and every calendar month from and after the Rent Commencement Date during the Lease Term, without any setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction whatsoever. The Base Rent for the first full month of the Lease Term (following any free rent period, if any) shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Rent Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, such Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. In no event shall Tenant pay any installment of Base Rent more than one (1) month in advance. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay Base Rent provided for in this Article 3 shall survive the expiration of the Lease Term.

(6)

4.	ADDITIONAL RENT

4.1 General Terms.

4.1.1 Direct Expenses; Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, from and after the Rent Commencement Date during the Lease Term, Tenant shall pay Tenant’s Share of the annual Direct Expenses, as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are estimated by Landlord to be Eleven and 51/100 Dollars ($11.51) per rentable square foot of the Premises for the 2021 calendar year (which estimate is provided for informational purposes only, shall not be binding in any manner, and shall not diminish, reduce, derogate from, modify or amend Tenant’s obligations under this Section 4.1). Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.1.2 Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with, and equitably allocated to, this Lease, the Building and the Project, and Tenant’s operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Direct Expenses” shall mean Operating Expenses and Tax Expenses.

4.2.2 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.3 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year for the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, elevator and other Building systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, Common Area janitorial services, maintenance and replacement of curbs and walkways, and repairs to roofs and re-roofing; (xii)

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amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance or improve the safety or security of the Project or its occupants (including the communication systems), or (B) that are required under any governmental law or regulation enacted after the Lease Commencement Date (collectively, “Permitted Capital Improvements”); provided, however, that any capital expenditure shall be amortized (including interest at 4% per annum on the amortized cost on a cumulative and compounding basis) over its useful life in accordance with modified GAAP, but in no event less than 10 years; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; (xv) cost of tenant relation programs reasonably established by Landlord and market rental and expenses to operate, maintain and repair amenities and programming provided by Landlord for the benefit of tenants; and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, condominium document or other instrument pertaining to the sharing of costs by the Building, including any covenants, conditions and restrictions affecting the Project, reciprocal easement agreements affecting the Project, any parking licenses, and any agreements with transit agencies affecting the Project (collectively, “Underlying Documents”). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not include Excluded Costs.

4.2.4 “Excluded Costs” shall mean:

(a) costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance (by its carrier or any tenant’s carrier) or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any Mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, interest, principal payment of any Mortgage, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

(8)

(h) any property management fee in excess of 3% of gross revenues for the Building, and except for such management fee, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(n) costs arising from the gross negligence or willful misconduct of Landlord or its agents or employees in connection with this Lease;

(o) any costs incurred to remove, test or remediate or otherwise related to the presence of Hazardous Materials in or about the Building or the Project; provided, however, with respect to (i) any material or substance that is present in or about the Building or the Project on the Lease Commencement Date and which, as of the Lease Commencement Date, is not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law and must be remediated, removed or otherwise addressed or handled, and (ii) any material or substance located in or about the Building or the Project after the Lease Commencement Date and which, when placed therein or thereabout was not considered as a matter of law to be a Hazardous Material but which is subsequently determined to be a Hazardous Material as a matter of law, then the costs thereof may be included in Operating Expenses;

(p) the original construction costs of the Project and costs of correcting defects in such original construction;

(q) capital expenditures other than the Permitted Capital Improvements as amortized above;

(r) costs of utilities charged directly to other tenants of the Project;

(s) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Applicable Law;

(t) penalties, fines or interest incurred as a result of Landlord’s failure to make payment of taxes or any other amounts payable due and payable by Landlord and/or to file any tax or informational returns when due;

(u) costs of Landlord’s charitable or political contributions, or the cost of purchasing or leasing any fine art, sculpture or paintings maintained at the Project;

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(v) reserves other than for Taxes;

(w) costs incurred in connection with the defense of Landlord’s title to all or any portion of the Project;

(x) costs incurred in connection with the construction, repair and replacement of the Building Structure (hereinafter defined), except for repairs and replacements necessitated by the acts or omissions of any Tenant Party or as otherwise provided in this Lease; and costs for repairs or other work incurred by reason of fire or other casualty, or by the exercise of the right of eminent domain (excluding commercially reasonable deductibles, which may be included as part of Operating Expenses); and

(y) costs of constructing the Amenity Center planned as of the Execution Date for construction after the Lease Commencement Date.

Notwithstanding anything to the contrary (except during the pendency of any uncured Event of Default), after the first Rent Year, Controllable Operating Expenses (hereinafter defined) shall be deemed not to exceed the Operating Expense Cap (hereinafter defined) for any Rent Year during the Term. “Controllable Operating Expenses” shall mean all Operating Expenses other than Uncontrollable Expenses. “Uncontrollable Expenses” shall mean Operating Expenses related to (i) insurance, (ii) utilities, (iii) collectively bargained union wages, (iii) trash removal, and (iv) snow and ice removal. The Operating Expense Cap for the second Rent Year shall equal one hundred four percent (104%) of Operating Expenses for the first Rent Year. Thereafter, the Operating Expense Cap shall be increased on each anniversary of the Rent Commencement Date to an amount equal to one hundred four percent (104%) of the prior Rent Year’s Operating Expense Cap.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the tax lot(s) on which the Building is located (the “Tax Lot”) and any other buildings located on the Tax Lot (collectively, the “Tax Property”), and upon any personal property of Landlord used in the operation thereof, or on Landlord’s interest therein or such personal property or reasonably allocated thereto; charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to the Tax Property (including any community preservation assessments and/or business improvement district assessments); service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) arising from the ownership, leasing, operation, use or occupancy of the Tax Property or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. If any such Tax Expense is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.

4.2.5.2 Intentionally Omitted.

4.2.5.3 Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the

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amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. Notwithstanding anything to the contrary set forth in this Lease, (a) only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall constitute an Event of Default by Tenant under this Lease, and (b) Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses. Further, notwithstanding anything to the contrary set forth in this Lease, in the event that any discount, reduction or exemption of Tax Expenses shall occur as a result of the tax-exempt status of any other tenant of the Project, Tenant hereby acknowledges and agrees that Tax Expenses for purposes of this Lease shall be calculated as if such discount, reduction or exemption were not in place. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses.

4.2.5.4 Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project); provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or in addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Tax Expenses, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Tax Expenses, but only to the extent calculated as if the Tax Property were the only real estate owned by Landlord, (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) shall be shared between the Building and the Other Buildings. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the Other Buildings). Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to the Other Buildings. To the extent different tax rates apply to spaces in the Project, Taxes will be allocated based on the applicable tax rate (e.g., if lab space is taxed at a different rate than office space, then Taxes subject to such different rate shall be allocated accordingly).

4.3.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, tenants who share or have similar use of particular systems or equipment. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.3, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant within one hundred twenty (120) days following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Within thirty (30) days after receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Direct Expenses, as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, then provided Tenant is not then in default hereunder, Tenant shall

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receive a credit in the amount of Tenant’s overpayment against Additional Rent on account of Direct Expenses next due under this Lease (it being understood and agreed that if Tenant cures any default prior to the expiration of the applicable notice and/or cure periods set forth in Section 19.1 below, Tenant shall then be entitled to take such credit); provided, however, if such overpayment is determined after the end of the Lease Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Audit Right. Provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may, upon at least thirty (30) days’ prior written notice, inspect or audit Landlord’s records relating solely to Operating Expenses for the fiscal year covered by the Statement in question. However, no audit or inspection shall extend to periods of time before the Lease Commencement Date. If Tenant fails to object to the calculation of Operating Expenses on any Statement within sixty (60) days after such Statement has been delivered to Tenant and/or fails to complete any such audit or inspection within ninety (90) days after receipt of the applicable Statement, then Tenant shall be deemed to have waived its right to object to the calculation of Operating Expenses for the Expense Year in question and the calculation thereof as set forth on such Statement shall be final. Landlord’s records shall be made available electronically or, at Landlord’s election, at Landlord’s offices or the offices of Landlord’s property manager during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection. Tenant may not conduct an inspection or have an audit performed more than once during any Expense Year. If such inspection or audit reveals that Tenant was overcharged and Landlord does not reasonably object to such inspection or audit results, then, provided no Event of Default has occurred nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default, and provided, further, that Tenant has delivered to Landlord a copy of the final inspection or audit report reflecting such error, Tenant may credit the difference against the next installment of additional rent on account of Operating Expenses due hereunder, except that if such difference is determined after the end of the Lease Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If such inspection or audit reveals that Tenant was overcharged by more than five percent (5%), and Landlord does not reasonably object to such inspection or audit results, then Landlord shall reimburse Tenant for up to $7,500 of the cost of the audit. If such inspection or audit reveals an underpayment by Tenant, then Tenant shall pay to Landlord, as additional rent hereunder, any underpayment of any such costs, as the case may be, within thirty (30) days after receipt of an invoice therefor. Tenant shall maintain the results of any such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (C) which executes Landlord’s standard confidentiality agreement whereby it shall agree to maintain the results of such audit or inspection confidential. Tenant hereby acknowledges and agrees that Tenant’s sole right to contest the Statement shall be as expressly set forth in this Section 4.4.2. Tenant hereby waives any and all other rights provided pursuant to any Applicable Laws to examine Landlord’s books and records and/or to contest the Statement. No subtenant or licensee shall have any right to conduct any such examination.

4.4.3 Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the applicable Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

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4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, gross receipts tax, service tax, transfer tax or value added tax, business tax or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; and/or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

5.	USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed. Outside the Building’s normal business hours, all corridor doors shall be kept closed. Tenant shall keep the Premises equipped with appropriate safety appliances to the extent required by Applicable Laws or insurance requirements.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of Applicable Laws. Landlord shall have the right to impose Rules and Regulations regarding the use of the Project, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. Tenant shall not do or permit anything to be done in or about the Premises which will in any way (a) damage the reputation of the Project (provided, however, the use of the Premises for the Permitted Use (including vivarium use) shall not be deemed in and of itself to damage the reputation of the Project), (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use of any of the Common Areas, (c) obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them, (d) use or allow the Premises to be used for any improper, unlawful or objectionable purpose, (e) cause laboratory odors or noises (that are not typical of First Class Life Sciences Projects in which vivariums are operated) or harmful air emissions to emanate from the Premises; (f) increase such insurance rates on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder, or (g) cause, maintain or permit any legal nuisance in, on or about the Premises. Furthermore, Tenant shall not (i) place or maintain any garbage, trash, rubbish or other refuse (collectively, “Trash”), signage (except as may be permitted by Section 23 below) or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common

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Areas; (ii) permit undue accumulations of or burn Trash within or without the Premises; (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other Common Areas; (iv) receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; or (vi) except in connection with any vivarium, permit or keep any animals other than trained certified service animals in the Building. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all governmental permits and approvals affecting the Project and all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project, including any Underlying Documents.

5.3 Hazardous Materials.

5.3.1 Tenant’s Obligations.

5.3.1.1 Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed and delivered to Landlord Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E. Tenant agrees that except for those chemicals or materials, and their respective quantities, which are used by Tenant in the ordinary course of Tenant’s business and are specifically listed on the Environmental Questionnaire (as updated in accordance herewith from time to time) (“Tenant’s Hazardous Materials”), and except for de minimis quantities of standard office and cleaning supplies stored in compliance with Environmental Laws (hereinafter defined) and in proper containers, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, bring upon, use, store, treat or generate any “Hazardous Materials,” as that term is defined below, on, in, under, at or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under, at or about the Premises. Tenant’s Hazardous Materials shall be brought to, kept at or used in so-called ‘control areas’ (the number and size of which shall be reasonably determined by Landlord) and in accordance with all applicable Environmental Laws and prudent environmental practice (including best practices to minimize quantities of stored Hazardous Materials using a “just in time” method of purchasing the same) and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice. Notwithstanding anything to the contrary, in no event shall Tenant generate, produce, bring upon, use, store, generate or treat any infectious biological micro-organisms or any other Hazardous Materials in the Premises with a risk category above the level of Biosafety Level 2 as established and described by the Department of Health and Human Services Publication Biosafety in Microbiological and Biomedical Laboratories (Sixth Edition) (as it may be further revised, the “BMBL”) or such nationally recognized new or replacement standards as may be reasonably selected by Landlord; and provided further that to the extent any Applicable Law sets a maximum quantity of any Hazardous Materials which may be stored, used or brought into the Building without additional licensing, permitting or authorizations therefor, Tenant shall not be permitted to use, store or bring into the Building more than Tenant’s Share of such Hazardous Materials. Tenant shall deliver to Landlord an updated Environmental Questionnaire within thirty (30) days of each anniversary of the Lease Commencement Date. Landlord’s prior written consent shall be required with respect to any Hazardous Material to be added to Tenant’s Hazardous Materials and/or material increases in the quantity of any Tenant’s Hazardous Materials, such consent not to be unreasonably withheld. Tenant shall not install or permit any underground storage tank on the Premises or elsewhere at the Project. In all events, Tenant shall comply with all applicable provisions of the BMBL. Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. Tenant shall provide such further information concerning any Tenant’s Hazardous Materials and/or their use, storage and/or disposal within thirty (30) days of Landlord’s reasonable request concerning the same. Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 5.3, and if such inspection discloses a violation of this Section 5.3, Tenant shall reimburse Landlord for the costs thereof on demand. With respect to any Hazardous Material brought or permitted to be brought or kept in or on the Premises or elsewhere in the Building or the Project in accordance with the foregoing, Tenant shall (i) not permit any such Hazardous Material to escape, be released or be disposed in or about the Premises, the Building or the Project and (ii) within five (5) business days of Landlord’s reasonable request, which request shall not be made more frequently than one time per calendar year unless otherwise required by a governmental authority or Landlord reasonably suspects that a release of a Hazardous Material has occurred upon the Premises, provide evidence reasonably satisfactory to Landlord of Tenant’s compliance with all applicable Environmental Laws including copies

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of all licenses, permits and registrations that Tenant has been required to obtain prior to handling any Hazardous Material at the Premises and that have not been previously provided to Landlord. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly handle, store or dispose of in compliance with all applicable Environmental Laws, prudent environmental practice and (with respect to medical waste and so-called “biohazard” materials) good scientific and medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Project until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly handle, store or dispose of such material. In order to induce Landlord to waive its otherwise applicable requirement that Tenant maintain insurance in favor of Landlord against liability arising from the presence of radioactive materials in the Premises, and without limiting the foregoing, Tenant hereby represents and warrants to Landlord that at no time during the Lease Term will Tenant bring upon, or permit to be brought upon, the Premises any radioactive materials whatsoever.

5.3.1.2 For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include (a) live organisms, viruses and any so-called “biohazard” materials, and any materials on the right to know list of the Occupational Safety and Health Administration, and (b) any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment.

5.3.1.3 Notices to Landlord. Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, at, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims.” Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any Environmental Laws (as that term is defined below). Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim.

5.3.1.4 For purposes of this Lease, “Environmental Laws” means all applicable present and future laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction relating to the protection of human health, safety, wildlife or the environment, including (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air

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(including outdoor air and indoor air), surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public, including but not limited to those relating to lead paint, radon gas, asbestos, and the storage and disposal of oil and biological, chemical, laboratory, medical, radioactive and hazardous wastes, substances and materials. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.3.1.5 Releases of Hazardous Materials. If any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease and/or if any Hazardous Material is in, on, under, at or about the Building or the Project as a result of the acts or omissions of Tenant and/or Tenant’s agents, servants, employees, consultants, contractors, subcontractors, licensees and/or subtenants (collectively with Tenant, the “Tenant Parties”) and results in any contamination of any part of the Project or any adjacent property that is in violation of any applicable Environmental Law or that requires the performance of any Clean-up pursuant to any Environmental Law, (a) and the cost of such Clean-Up is reasonably estimated to cost more than Three Hundred Thousand Dollars ($300,000), Landlord shall have the right to terminate this Lease as of the date specified in a written notice to Tenant, whereupon this Lease shall terminate as of such date with the same force and effect as if such date were the Lease Expiration Date, without limiting Tenant’s obligations under this Lease with respect to the surrender of the Premises (including Section 15 hereof); and (b) unless and until this Lease is so terminated, Tenant shall, in addition to notifying Landlord as specified above, and at its own sole cost and expense, (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including Section 5.3.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Project is remediated to the condition existing prior to such Release.

5.3.1.6 Indemnification.

5.3.1.6.1 In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties (hereinafter defined) harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including consequential damages and sums paid in settlement of claims, that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to (a) the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, exacerbation or Release of Hazardous Materials in, on, under, at or about the Premises by Tenant or Tenant’s Agents, and/or (b) a breach by Tenant of its obligations under this Section 5.3. This indemnification of the Landlord Parties includes reasonable costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work or any other response action required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil, soil vapor, or ground water at, on or under, or any indoor air in, the Building based upon the circumstances identified in the first sentence of this Section 5.3.1.6.1.

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5.3.1.6.2 Limitations. Notwithstanding anything to the contrary, Tenant’s indemnity of Landlord as set forth in Section 5.3.1.6.1, above, shall not be applicable to claims based upon Hazardous Materials which Tenant reasonably demonstrates were in existence in, on or about the Premises as of the Execution Date (“Existing Hazardous Materials“), except to the extent that the acts or omissions of Tenant or Tenant’s Agents (including Tenant’s failure to remove, remediate or otherwise treat or Clean-up (as that term is defined in Section 5.3.4, below) the subject Existing Hazardous Materials) caused, contributed to or exacerbated the subject claim.

5.3.1.7 Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws, any rules, requirements and safety procedures of governmental authorities and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.3.1.8 Pollution Liability Insurance. If either (a) Tenant breaches its obligations under this Section 5.3, or (b) Tenant desires to make material changes to the list of Tenant’s Hazardous Materials, or (c) Tenant desires to make a Transfer (including any Transfer to an Affiliate) to an entity that will use materially different types and/or quantities of Hazardous Materials, then in addition to the insurance coverage required by Article 10 hereof, Tenant shall, at Landlord’s election, obtain and maintain a pollution/environmental policy covering the environmental risks of Tenant’s business with limits of not less than One Million Dollars ($1,000,000) per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate, with respect to environmental contamination and pollution of the Project caused by Tenant. Such insurance shall be subject to and comply with the terms of Section 10.4 hereof. Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under this Section 5.3.1.8 is adequate to fully protect Tenant’s interests.

5.3.2 Assurance of Performance.

5.3.2.1 Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an “Environmental Assessment”) to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials.

5.3.2.2 Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, or if any Mortgagee or governmental authority requires any Environmental Assessment as a result of the acts or omissions of Tenant or any of Tenant’s Agents, or if the Environmental Assessment was conducted after the occurrence of any Event of Default, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within ten (10) business days after receipt of written demand therefor. If any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, all costs incurred by Landlord in connection with Landlord’s monitoring of Tenant’s compliance with Section 5.3, including Landlord’s reasonable attorneys’ fees and costs, shall be additional rent and shall be due and payable to Landlord within thirty (30) days after demand therefor.

5.3.2.3 Information. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials at, in or, on or under the Premises, the Building or the Project. From time to time during the Lease Term, Tenant shall provide Landlord with such evidence of Tenant’s compliance with the terms of this Section 5.3 as Landlord may reasonably request, which request shall not be made more frequently than one time per calendar year unless otherwise required by a Mortgagee or a governmental authority or Landlord reasonably suspects that a Release of a Hazardous Material has occurred at or upon the Premises.

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5.3.2.4 Disclosures. Prior to bringing any Hazardous Material into any part of the Project other than standard office, cleaning and maintenance supplies used in ordinary amounts and stored in proper containers in compliance with all Environmental Laws, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; and (c) other information reasonably requested by Landlord.

5.3.3 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4 Clean-up.

5.3.4.1 Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval (which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Project or the market value or utility thereof for the Permitted Uses, and, in any event, Landlord shall not withhold its approval of any proposed actions which are required by applicable Environmental Laws), specifying the actions to be taken by Tenant to perform the Clean-up so that the Project is restored to its condition as of the Execution Date. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord (“Tenant’s Consultant”) and proceed to Clean-Up Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor. Upon completion of such Clean-up, Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”).

5.3.4.2 No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3 Permit Close Out. Upon the expiration or earlier termination of this Lease, Tenant shall be obligated to close all permits relating to the Premises obtained in connection with Hazardous Materials in accordance with Applicable Laws.

5.3.4.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not deliver to Landlord the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3 and Section 15.3 below.

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5.3.5 Confidentiality. Unless compelled to do so by Applicable Law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and/or reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by Applicable Law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ prior written agreement to be bound by the terms of this Section 5.3.

5.3.6 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Project, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

5.3.7 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any Applicable Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.8 Non-Tenant Contamination. Notwithstanding any provision of this Lease to the contrary, Tenant shall not be liable for, nor have any obligation or responsibility under this Lease or otherwise for, any Non-Tenant Contamination (except as expressly set forth in Section 4.2 above). For purposes of this Lease, “Non-Tenant Contamination” shall mean any Hazardous Material (a) that was present at, on, in, under, or around the Project (including the Premises) on or before the Lease Commencement Date or (b) which was introduced by Landlord or by any other tenant of the Project (or by such other tenants’ employees, contractors, agents or subtenants) or any third party (that is not a Tenant Party or anyone claiming by, through or under a Tenant Party); provided, however, Non-Tenant Contamination shall not be deemed to include any Hazardous Materials to the extent contributed to or exacerbated by any of the Tenant Parties, it being understood and agreed that Tenant shall be responsible for the costs associated with or resulting from such contribution or exacerbation. Notwithstanding any other provision of this Lease, Landlord shall protect, defend, indemnify and hold Tenant harmless from and against any and all Claims to the extent arising from Non-Tenant Contamination. Landlord shall promptly remove or remediate (or cause to be removed or remediated) as required by Environmental Laws, at no cost to Tenant except as expressly provided in Section 4.2.4 above, any Non-Tenant Contamination that adversely impacts Tenant’s use or occupancy of the Premises.

5.3.9 Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

5.4 Chemical Safety Program.

5.4.1 Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of Environmental Laws and any applicable governmental authority (the “Authority”). Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (i) the Authority and any other applicable governmental authority with respect to such chemical safety program, and (ii) this Section 5.4.1.

5.4.2 Tenant shall obtain and maintain any permit required by Applicable Laws (including any permit required by the Authority) with respect to the operation of acid neutralization system and tank serving the Premises, if any (the “Acid Neutralization System”). Tenant shall operate and maintain any Acid Neutralization System in good order, condition and repair and in compliance with Applicable Laws. Tenant shall not introduce anything into the Acid Neutralization System, if any, (i) in violation of the terms of the permit issued by the Authority concerning the Acid Neutralization System (the “Authority Permit”), (ii) in violation of Applicable Laws, or (iii) that would interfere with the proper functioning of the Acid Neutralization System.

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5.5 Biohazard and Hazardous Waste Removal. Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord. In addition, if any Applicable Laws or the trash removal company requires that any substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site.

5.6 Vivarium. Tenant shall have the right to operate a vivarium containing no more than 3,500 usable square feet for small animals only (at no time shall any large animals (live or dead) be used). Tenant shall be responsible, at its sole expense, for the operation, maintenance, repair and removal of any vivarium located in the Premises in accordance with Applicable Laws, first-class standards and with best industry practices. Without limiting the general application of the foregoing, Tenant shall separately dispose of all waste products from the operation of the vivarium, including dead animals, food and supplies, strictly in accordance with Applicable Laws. Landlord shall have the right, from time to time by written notice to Tenant, to promulgate reasonable rules and regulations with respect to the operation of the vivarium as may be necessary to minimize any adverse effects that such operation may have on other occupants of the Building, including regulations as to noise mitigation. Transportation to and from the Premises of any animals, animal waste, food or supplies relating to any animals maintained from time to time in any animal storage areas of the Premises (“Animal Transportation”) shall be subject to this Section 5.6 and Landlord’s reasonable rules and regulations therefor (which shall include, inter alia, consideration for the multi-tenant nature of the Building and the permitted path of any Animal Transportation). Animal Transportation shall only be routed from Tenant’s dedicated loading dock directly to the vivarium within the Premises on the same floor, and at no time shall Animal Transportation occur through any Common Areas or any other entrance/exit in the Building. At all times that animals are transported to and from the Premises, they shall be transported in an appropriate cage or other container. At no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the lobby of the Building or be transported within the Building in elevators other than the freight elevator.

6.	SERVICES AND UTILITIES

6.1 In General. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Consistent with other First Class Life Sciences Projects, but subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide to the interior Common Areas and to the Premises, on a 24/7 basis, (a) heat during the normal heating season (consistent with other buildings in the Project), (b) air conditioning during the normal cooling season (consistent with other buildings in the Project), provided that Landlord will use commercially reasonable efforts to provide air conditioning outside the normal cooling season as reasonably requested by Tenant, and (c) general exhaust/ventilation (collectively, “HVAC”). It is expressly acknowledged and agreed that Tenant shall be solely responsible for (i) cooling any meeting rooms, data center, server rooms and any other similar areas located in the Premises beyond the standard level of cooling provided, (ii) additional cooling needed for (A) personal computers, equipment or business machines in excess of typical general office use, and/or (B) laboratory and research and development uses, and (iii) specialty exhaust, including exhaust for H2 rooms, vivarium, chemical storage rooms which require Class I, Division II classification, if any, and any other special rooms or special Tenant equipment. All costs incurred by Landlord to provide HVAC service to the Premises from and after the Rent Commencement Date shall be reimbursed by Tenant to Landlord as part of Operating Expenses. Such costs shall include the cost of all utility services used in the operation of the HVAC system(s) providing HVAC service to the Premises and all costs incurred by Landlord in the operation, maintenance, and repair of such system(s). Whenever the air conditioning systems are in operation, Tenant agrees to use reasonable efforts to lower and close the blinds or drapes when necessary because of the sun’s position, and to cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

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6.1.2 Landlord shall provide reasonably sufficient electricity to the Premises for general office use (including adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment). Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for all lighting fixtures within the Premises. To the extent electricity is separately sub-metered, then Tenant shall make any deposit (including but not limited to, such letters of credit) as the electric company or provider shall require, Tenant shall maintain such metering equipment in good operating condition and repair, and Tenant shall pay to Landlord the cost of electricity furnished to the Premises and/or any equipment exclusively serving the Premises from and after the Rent Commencement Date based on such sub-meter, and reimbursement for any penalties for usage or other surcharges imposed by any utility company. To the extent electricity is not separately sub-metered, then the cost of electricity furnished to the Premises and/or any equipment exclusively serving the Premises from and after the Rent Commencement Date shall be equitably allocated by Landlord on a basis consistent with commercially reasonable property management practices. Within twenty (20) days after receipt of Landlord’s statement of apportionment or statement setting forth the charges payable by Tenant, Tenant shall pay to Landlord, as Additional Rent (and not as a Direct Expense), the cost of such electrical services so apportioned or so provided by Landlord. Notwithstanding anything to the contrary set forth herein, to the extent the Premises generates electricity demand on a shared resource (e.g. electricity for the central plant), the cost of such electricity shall be allocated to Tenant on a pro rata basis or other reasonable basis consistent with commercial reasonable property management practices.

6.1.3 Landlord shall provide water and sewer service capacities consistent with other First Class Life Sciences Projects at all times during the Term. Commencing on the Rent Commencement Date, Tenant shall pay all water and sewer charges for water furnished to the Premises and/or any equipment exclusively serving the Premises, as additional rent, as reasonably estimated by Landlord. Such estimated payments shall be billed to Tenant no more frequently than monthly, and shall be payable within 30 days following invoice.

6.1.4 Commencing on the Rent Commencement Date, Tenant shall pay all charges for natural gas service furnished to the Premises and/or any equipment exclusively serving the Premises, as additional rent as provided hereafter. Such charges shall be based on metering equipment installed prior to the date hereof or as part of the Tenant Improvements, which Tenant shall pay directly to the supplier.

6.1.5 Intentionally Omitted.

6.1.6 Landlord shall provide janitorial services for the Common Areas in a manner consistent with First Class Life Sciences Projects.

6.1.7 Landlord shall have no obligation to provide any other services, it being understood and agreed that Tenant shall, subject to the Building’s Rules and Regulations governing the same, obtain and pay for any and all other services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto.

6.2 Interruption of Use.

6.2.1 When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon no less than three (3) business days’ notice (except no notice shall be required in the event of an emergency), to interrupt, curtail, or stop (i) the furnishing of any services hereunder, including heat, air conditioning, ventilation, and/or water, and (ii) the operation of the life-safety, plumbing and/or electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, subject to Section 6.2.2 below, there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems. Furthermore, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any

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diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Without limiting the foregoing, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.2.2 Notwithstanding the foregoing, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any other Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than five (5) consecutive business days after Landlord shall have received written notice thereof from Tenant (the “Service Interruption Cure Period”), and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises is materially and adversely affected, then provided that Tenant does not use the Premises during the Service Interruption Cure Period, there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 business day period. In all cases, Landlord shall use diligent efforts to correct any Service Interruption. For purposes hereof, the term “Essential Services” shall mean the following services: HVAC service, water, sewer, or electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease. The remedy set forth in this Section 6.2.2 shall be Tenant’s sole and exclusive remedy on account of an interruption of any Essential Service other than Tenant’s right to obtain affirmative injunctive relief. The provisions of this Section 6.2.2 shall not apply in the event of Casualty or condemnation (which shall be governed by Sections 11 and 13 below).

6.3 Energy Performance Disclosure Information. Within ten (10) business days after Landlord’s request from time to time, Tenant shall provide Landlord with reasonably detailed information regarding Tenant’s utility usage in the Premises. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building, and (ii) the energy performance of the Building may vary depending on future occupancy and/or use of the Building. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease.

6.4 Recycling; Energy Conservation. Landlord may institute upon written notice to Tenant such policies, programs and measures as may be necessary, required, or expedient for the (a) composting and/or the recycling of paper, products, plastic, tin and other materials, and/or (b) conservation and/or preservation of energy or energy services and/or the resiliency of the Building (with respect to flooding or otherwise), including such policies, programs and measures as may be necessary to achieve and/or maintain any LEED or similar certification, so long as the level of energy or energy services being provided to the Premises is not reduced below the level of energy or energy services then being provided in First Class Life Sciences Projects, unless necessary or required to comply with Applicable Laws or the other provisions of this Lease. Upon receipt of such notice, Tenant shall comply with such policies, programs and measures and reasonable reporting requirements relating thereto.

7.	REPAIRS AND MAINTENANCE

7.1 Tenant Repair Obligations. Tenant shall, at Tenant’s own expense, keep the Premises (including all improvements, fixtures, furnishings, flooring, electronic, phone and data cabling and related equipment, electrical wiring, non-structural walls, interior windows, floor coverings, doors and door frames and plate glass therein) neat and clean and free of insects, rodents (other than animals used for vivarium purposes), vermin, other pests and Trash and in good order, repair and condition at all times during the Lease Term, ordinary wear and tear and casualty loss and condemnation excepted. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and

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appurtenances, except for damage caused by ordinary wear and tear and casualty loss and condemnation. Furthermore, Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance and repair of all building systems, sanitary, electrical, heating, air conditioning, plumbing, security or other systems and of all equipment and appliances to the extent installed by Tenant and/or exclusively serving the Premises. Tenant agrees to provide regular maintenance by contract with a reputable qualified service contractor for the heating and air conditioning, electrical, plumbing and life-safety equipment exclusively servicing the Premises. Such maintenance contract and contractor shall be subject to Landlord’s reasonable approval. Tenant, at Landlord’s request, shall at reasonable intervals provide Landlord with copies of such contracts and maintenance and repair records and/or reports. Landlord may, but shall not be required to, enter the Premises pursuant to the terms of Article 27, below, to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall deem reasonably necessary or desirable or as may be required by governmental or quasi-governmental authority or court order or decree.

7.2 Landlord Repair Obligations. Notwithstanding the foregoing, Landlord shall be responsible for repairs and replacement as necessary to the exterior walls (except the inner surfaces thereof), exterior doors and door frames, exterior windows and window frames, waterproofing of the Building envelope, foundation and roof (including roof membrane, gutters, flashings, and downspouts) of the Building, utility connections to the Building, the structural portions of the Building including the foundation and structural portion of the roof and floors (collectively, the “Building Structure”), the base Building plumbing, sewer, drainage, electrical, fire protection, elevator, life safety, heating, ventilation and air-conditioning systems of the Building to the extent not exclusively serving the Premises or any other leasable space in the Building (the “Building Systems” and together with the Building Structure, the “Base Building”), and the Common Areas; provided, however, that if such repairs are due to the negligence or willful misconduct of any Tenant Party (hereinafter defined), Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Subject to the terms of Article 27, below, Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable prior notice to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. All costs incurred by Landlord under this Section 7.2 shall be included in Operating Expenses as provided in (and subject to the exclusions set forth in) Section 4.2 above.

7.3 Intentionally Omitted.

7.4 Pipes, Ducts and Conduits. Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect Tenant’s use or occupancy, or the appearance thereof (and if Tenant elects an open ceiling treatment, provided that Landlord paints such items to match the color of Tenant’s open ceiling, Tenant shall have no right to object thereto on appearance grounds).

7.5 Accidents. Tenant shall give to Landlord prompt notice of any accident or any defective condition in the Premises including the sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises.

7.6 Floor Load—Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Applicable Laws. Landlord reserves the right to prescribe the weight and position of all safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”), which shall be placed so as to distribute the weight. Heavy Equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any Heavy Equipment into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord’s rules and regulations with respect to the same. If such Heavy Equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Applicable Laws. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save the Landlord Parties harmless from and against any and all claims, damages, judgments, losses, penalties, costs, expenses and fees (including reasonable legal fees) (collectively, “Claims”) resulting directly or indirectly from such moving. Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

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7.7 Premises Cleaning and Pest Control.

7.7.1 Tenant shall be responsible, at its sole cost and expense, for janitorial and trash removal services and other biohazard disposal services for the Premises, including the laboratory areas thereof. Such services shall be performed by licensed (where required by law or governmental regulation), insured and qualified contractors approved in advance, in writing, by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) and on a sufficient basis to ensure that the Premises are at all times kept neat and clean.

7.7.2 Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

8.	ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations.

8.1.1 Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof and which request shall be accompanied by written plans and specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record (which drawings shall include any connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), code compliance certifications, work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. Landlord reserves the right to require that Tenant use Landlord’s preferred vendor(s) for any Alterations that involve roof penetrations, alarm tie-ins, sprinklers, fire alarm and other life safety equipment. Tenant shall not make any amendments or additions to plans and specifications approved by Landlord without Landlord’s prior written consent. Tenant shall be responsible for all elements of the design of Tenant’s plans (including compliance with Applicable Laws, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non-building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant.

8.1.2 Landlord may withhold its consent in its sole discretion (i) to any Alteration to or affecting the fixed lab benches or fume hoods (to the extent Landlord reasonably believes that such Alteration would adversely affect the value or marketability of the Premises), the roof and/or any Building Systems (to the extent such Alteration would materially adversely affect such Building Systems), (ii) with respect to matters of aesthetics relating to Alterations to or affecting the exterior of the Premises, (iii) to any Alteration affecting the Building Structure, and (iv) to any Alteration changing the rentable square footage of the Premises (“Restricted Alterations”). Subject to the foregoing, Landlord’s approval of non-structural Alterations shall not be unreasonably withheld, conditioned or delayed.

8.1.3 Notwithstanding the foregoing, Tenant shall be permitted to make Alterations that are not Restricted Alterations following ten (10) business days’ reasonably detailed notice to Landlord (including such information as Landlord may reasonably request) (the “PA Notice”), but without Landlord’s prior consent, to the extent that such Alterations (i) do not materially adversely affect the Building Systems, (ii) are not visible from the

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exterior of the Premises, (iii) cost less than $75,000.00 for a particular job of work (and less than $225,000 in the aggregate per calendar year, prorated for any partial calendar year), (iv) are consistent with the quality and character of the Building, (v) are in compliance with Applicable Laws, (vi) do not affect, and do not require access to, any part of the Building outside the Premises, and (vii) do not trigger any legal requirement to perform work outside the Premises (each, a “Permitted Alteration”). Landlord may elect to require that Tenant remove Permitted Alterations at the end of the Term; provided, however, if the PA Notice includes an express request by Tenant for Landlord to notify Tenant if any of the Permitted Alterations in question must be removed at the end of the Lease Term, Landlord shall make such election, if at all, within thirty (30) days after receipt of the PA Notice.

8.1.4 During the Term, Landlord grants to Tenant a non-exclusive right to use a portion of the Building risers and other Building communications pathways reasonably designated by Landlord (collectively, the “Pathways”) for the installation, maintenance, operation, replacement and/or removal at Tenant’s sole expense of certain tel/data, electrical and security system cables, conduits, innerducts and connecting hardware and other cables, conduits, innerducts and connecting hardware connecting to the base Building systems, all of which shall have been reasonably approved by Landlord (any such cables, conduits, innerducts and connecting hardware installed within the Pathways, as the same may be modified, altered or replaced during the Term, are collectively referred to herein as the “Connecting Cables”). Any such approvals shall be granted, and installation performed, in accordance with the terms of this Article 8. Landlord makes no warranties or representations to Tenant as to the suitability of the Pathways for the installation and operation of the Connecting Cables. Tenant hereby accepts the Pathways in their then as is, where is condition with all faults; provided, however, that the foregoing shall not derogate from Landlord’s maintenance obligations hereunder. Landlord shall use reasonable efforts to ensure that the Pathways are dry and free of unreasonable interference. With respect to each Connecting Cable placed by Tenant in the Pathways, Tenant shall label such Connecting Cable (at the floor of the Building where such Connecting Cable originates and the floor where such Connecting Cable terminates and at each access point in between at which such Connecting Cable is pulled) with identification information as reasonably required by Landlord. Where required to comply with Applicable Laws or on a temporary basis if necessary for Landlord to fulfill its repair and maintenance obligations hereunder, Landlord may require Tenant, at Landlord’s sole cost and expense, to relocate within, on or in the Building any or all of the Connecting Cables to a location with comparable functionality to the extent reasonably practicable within ninety (90) days of such request, provided that Tenant shall perform such relocation within thirty (30) days of request in the event of an emergency. Landlord agrees to require such relocation no more than once per Rent Year (provided that such limitation shall not apply to temporary relocations required in connection with any required maintenance, repair or replacement by Landlord). Tenant is expressly forbidden to use the Connecting Cables to serve any space outside the Premises, or to resell any communications services without the prior written consent of Landlord, which consent may be granted in Landlord’s sole discretion. Prior to the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove any Connecting Cables located in or serving the Premises to the extent designated by Landlord for removal at the time of its consent to the installation thereof.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term; provided, however, Landlord shall not require the removal of any Specified Improvements (as defined in Exhibit D) or any Alterations that are typical office improvements Tenant shall construct such Alterations and perform such repairs at Tenant’s sole cost and expense, in such manner and at such times as Landlord may from time to time reasonably designate, in a good and workmanlike manner, employing materials of good quality, in conformance with any and all Applicable Laws and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority), all in conformance with Landlord’s reasonable construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. To the extent Landlord permits Tenant to perform any Alterations outside the Premises and/or affecting the Base Building, or if required by Applicable Laws, (i) Tenant shall give Landlord at least two (2) business days’ prior written notice of any proposed Alterations outside the Premises and/or affecting the Building systems (the “Supervised Work”), and (ii) Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for the reasonable cost of Landlord’s supervisory personnel overseeing the Supervised Work, if any. Alterations shall be performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services,

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workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. If Landlord reasonably determines that, in connection with Alterations by any Tenant Party, (A) any Building System (including the fire alarm system) should be or is required to be shut down, and/or (B) Building System cleaning or other maintenance or repair is required (including the changing of Building System filters pre- or post-construction), Tenant shall reimburse Landlord for the reasonable out-of-pocket costs incurred by Landlord in connection therewith. Upon completion of any Alterations (or repairs) including Permitted Alterations, Tenant shall (a) deliver to Landlord final cost affidavits and final lien waivers (in form reasonably approved by Landlord) from all contractors, subcontractors and materialmen who performed such work, and (b) deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. With respect to payments to be made to Tenant’s contractors for any Alterations, Tenant shall (i) comply with Landlord’s reasonable requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) cause Tenant’s contractor to sign Landlord’s standard contractor’s rules and regulations. In addition, in connection with all Alterations, Tenant shall pay Landlord an oversight fee equal to one percent (1%) of the cost of such work, and shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that any Tenant Party makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant or its contractor carries “Builder’s Risk” insurance against loss or damage by fire, water damage, vandalism and malicious mischief, and such other risks as are customarily covered by so-called “special form” or “special cause” of loss property/ builders risk coverage or its equivalent in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry (and certificates evidencing such coverage shall be provide to Landlord in advance) (i) Commercial General Liability Insurance in an amount reasonably approved by Landlord, with Landlord, and others designated by Landlord as additional insureds in an amount approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord. With respect to Alterations costing more than $200,000, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and making Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and, unless designated for removal pursuant to Sections 8.1 or 8.2 above, shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any and all Claims in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant may remove its personal property, trade fixtures, and/or equipment that may be removed without material damage to the Premises.

9. COVENANT AGAINST LIENS. Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished to or obligations incurred by or on behalf of any Tenant Party, and shall protect, defend, indemnify and hold Landlord harmless from and against any Claims arising out of same or in connection therewith. At all times when any Tenant Party is engaged in making Alterations to the Premises, Landlord shall have the right, as provided in Colorado Revised Statutes §38-22-105(2), to post and keep posted a written notice in a conspicuous place advising all contractors, subcontractors and material suppliers that Landlord’s interest in the Premises, the Building and the Project is not subject to a mechanic’s lien. Within ten (10) business days after the filing thereof, Tenant shall either (a) pay the amount of the lien and cause the lien to be released of record, or (b) provide adequate evidence to Landlord of (1) the approval of a corporate surety bond by a judge of the district court of Boulder County, Colorado, as required by C.R.S. §38-22-131, and (2) the release of the lien of record; and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance,

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without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

10.	INSURANCE

10.1 Indemnification and Waiver.

10.1.1 To the maximum extent permitted by Applicable Laws, Tenant hereby assumes all risk of damage to property or injury to persons in or on the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord and its partners, subpartners and their respective officers, agents, servants, employees, and lenders (collectively with Landlord, the “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant.

10.1.2 Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all Claims incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the extent of the gross negligence or willful misconduct of Landlord or its agents or employees. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. Tenant shall require its subtenants and any other occupants of the Premises to provide similar indemnities in favor of the Landlord Parties in a form acceptable to Landlord. Notwithstanding anything to the contrary, in no event shall Tenant be liable for any consequential, indirect, special, incidental or punitive damages except to the extent arising as a result of the breach of Tenant’s obligations under Section 5.3 or 15.2, or in connection with any holdover after the end of the Term by Tenant or any other Tenant Party. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Property Insurance. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s specific conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts. Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant’s interests. Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.

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10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate 0% Insured’s participation

10.3.2 Property Insurance covering (i) all office furniture, business and trade fixtures, equipment, free-standing cabinet work, movable partitions, merchandise and all other items of personal property related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building including Tenant’s Rooftop Equipment, the Furniture and all of Tenant’s animals (collectively, “Tenant’s Property”), (ii) the Tenant Improvements, as that term is defined in the Tenant Work Letter, and any other improvements installed in the Premises as of the Rent Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all Alterations to the Premises. Such insurance shall be written on a special cause of loss property insurance form, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, fire, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3 Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

10.3.5 Medical malpractice insurance in commercially reasonable amounts during such periods, if any, that Tenant engages in the practice of medicine.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord’s managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:VIII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of Colorado; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any Mortgagee. Tenant shall deliver said policy or policies (or certificates thereof, together with a copy of the additional insured endorsement) to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate and endorsement, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Landlord’s Insurance. Landlord shall maintain (a) property insurance on the Building (exclusive of foundations, Tenant’s Property, Tenant Improvements, Original Improvements, Alterations and alterations made by other tenants or occupants) in an amount equal to the full replacement value of the Building (exclusive of those items set forth in the preceding parenthetical in this sentence) covering fire, vandalism, malicious mischief, extended coverage and so-called “special form” or special cause of loss property insurance; and (b) commercial general liability insurance against claims of bodily injury, personal injury and property damage arising out of Landlord’s operation of the Building in such amount as a prudent owner of similar property would carry or as otherwise required by any Mortgagee. The foregoing insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Landlord and Landlord’s affiliates.

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10.6 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.7 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord or Landlord’s lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11.	DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord.

11.1.1 Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty (“Casualty”). If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by Casualty, then unless this Lease is terminated in accordance with Section 11.2 below, Landlord shall promptly and diligently, subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by zoning and building codes and other laws or by any Mortgagee (hereinafter defined) or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired by such modifications. Tenant shall cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building, including providing requested information within ten (10) days after request. In the Expense Year in which a Casualty occurs, there shall be included in Operating Expenses Landlord’s commercially reasonable deductible under its property insurance policy. Landlord’s obligations under this Section 11.1.1 are subject to delays caused by any Tenant Party, Section 30.16 below, rights of Mortgagees, Applicable Laws then-in-existence, delays for adjustment of insurance proceeds, and delays arising from the time needed for Tenant to obtain any license, clearance or other authorization of any kind required for Landlord to enter into and restore the Premises issued by any governmental authority to the extent necessary as a result of the use of Hazardous Materials in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”). Tenant shall use diligent good faith efforts to obtain any and all Hazardous Materials Clearances as soon as reasonably possible.

11.1.2 Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and the Original Improvements to their original condition. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto. Under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, the Tenant Improvements and/or Original Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof. If the Lease Term shall expire, or if this Lease is terminated, in either case prior to completion of Tenant’s restoration of the Tenant Improvements and Original Improvements to their original condition, Tenant shall assign to Landlord all of its right, title and interest in and to a portion of the insurance proceeds therefor equal to the unamortized costs thereof to the extent not designated for removal.

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11.1.3 Notwithstanding any contrary provision of this Article 11, the parties hereby agree as follows: (i) the closure of the Project, the Building, the Common Areas, or any part thereof to protect public health shall not constitute a Casualty for purposes of this Lease, (ii) Casualty covered by this Article 11 shall require that the physical or structural integrity of the Premises, the Project, the Building, or the Common Areas is degraded as a direct result of such occurrence, and (iii) a Casualty under this Article 11 shall not be deemed to occur merely because Tenant is unable to productively use the Premises in the event that the physical and structural integrity of the Premises is undamaged.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within nine (9) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (or would have been fully covered had Landlord maintained the insurance required in Section 10.5 hereof), less any applicable deductible; (iv) Landlord decides to rebuild the Building so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twelve (12) months of the Lease Term (and Tenant does not, within thirty (30) days after such Casualty, elect to exercise its option to extend the Lease Term in accordance with Section 2.2 above, if any such option then remains); provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within nine (9) months after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by Casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners or their respective officers, agents, servants, employees, or independent contractors; (b) there is no Event of Default under the Lease; and (c) as a result of the damage, Tenant cannot reasonably, and does not, conduct business from the Premises.

11.3 Abatement. In the event of any Casualty affecting the Premises, Base Rent and Tenant’s regular monthly payments of additional rent on account of Direct Expenses shall be equitably abated for the period from the date of such Casualty until the earlier of (a) the date Tenant or other occupant reoccupies any portion of the Premises for the conduct of its business (in which case the Base Rent and Additional Rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy), and (b) the date that Landlord provides written notice to Tenant that Landlord has substantially completed Landlord’s restoration work. The reasonable determination of Landlord’s architect of the date Landlord’s restoration to the Premises shall have been substantially completed shall be controlling. Notwithstanding anything to the contrary, if any Hazardous Materials Clearances are required, no abatement of rent provided under this Lease shall apply from and after the date of the Casualty in question until the date on which Tenant obtains such Hazardous Materials Clearances.

12. NONWAIVER. No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term

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or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13. CONDEMNATION. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its Mortgagee (hereinafter defined), and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that requires Tenant’s business or the Building or Project to close during the Lease Term, and (ii) an action taken for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), and no such governmental actions shall entitle Tenant to any compensation from Landlord or any authority, or Rent abatement or any other remedy under this Lease.

14.	ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, Tenant’s interest hereunder. Furthermore, Tenant shall not, without the prior written consent of Landlord, assign or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer of this Lease or any interest hereunder (whether by changes in the ownership or control of Tenant, or any direct or indirect owner of Tenant, whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, or by operation of law), sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the Transfer Premium, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) a list of Hazardous Materials (which list shall be certified by the proposed Transferee to be true and correct) that the proposed Transferee intends to use or store in the Premises, and the information described in Section 5.3.2.4 above related thereto, and (v) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at

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Landlord’s option, constitute an Event of Default by Tenant under this Lease; provided that if there is a Transfer and default under this Lease, Landlord may collect rent from the Transferee without waiving the prohibition against Transfers, accepting the Transferee, or releasing Tenant from full performance under this Lease. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, in an amount not to exceed $5,000, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 Tenant is in default of any obligation under this Lease;

14.2.7 Any part of the rent payable under such Transfer instrument shall be based in whole or in part on the net income or profits of any Transferee in accordance with Code section 512(b)(3)(B)(ii), any successor provision thereto or any guidance promulgated thereunder;

14.2.8 The proposed Transferee (a) has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (b) is subject to an enforcement order issued by any governmental authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials, or (c) is engaged in areas of scientific research or other business concerns that are controversial such that Landlord determines the same could reasonably be expected to (i) attract or cause negative publicity for or about the Building, (ii) negatively affect the reputation of the Building or Landlord, (iii) attract protestors to the Building, or (iv) lessen the attractiveness of the Building to any tenants or prospective tenants, purchasers or lenders; or

14.2.9 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent and there is available for lease comparable space in the Project, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project.

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If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of improvements made to the Subject Space in connection with such Transfer, (ii) brokerage commissions paid in connection with such Transfer, and (iii) reasonable legal fees incurred in connection with such Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of the Premises, Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space; provided, however, if Landlord elects to recapture the Contemplated Transfer Space, Tenant may elect to withdraw the Intention to Transfer Notice by written notice to Landlord within five (5) days of Landlord’s election. Such recapture, if not withdrawn by Tenant pursuant to the immediately preceding sentence, shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, (a) Landlord shall demise the Contemplated Transfer Space at Tenant’s cost and expense, (b) the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and (c) this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

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14.5 Effect of Transfer.

14.5.1 If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit. In the event that Tenant subleases all or any portion of the Premises in accordance with the terms of this Article 14, Tenant shall cause such subtenant to carry and maintain the same insurance coverage terms and limits as are required of Tenant, in accordance with the terms of Article 10 of this Lease.

14.5.2 In addition to the other requirements set forth in this Lease, subleases or licenses of less than all of the Premises shall only be permitted under the following terms and conditions: (a) the layout of both the subleased premises and the remainder of the Premises must comply with Applicable Laws and be approved by Landlord, including all requirements concerning access and egress and any modifications necessary to have the Premises function as a multi-tenant space rather than as a single tenant space; (b) each subleased premises shall be separately physically demised from the remainder of the Premises, and Tenant shall pay all costs thereof; and (c) there shall be no more than two (2) subleases in effect in the Premises at any given time

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a corporation or limited liability company whose stock is not publicly held and not traded through an exchange or over the counter, (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment (including an assignment to an Affiliate), the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

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14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to any entity which is controlled by, controls, or is under common control with, Tenant (an “Affiliate”), shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease.

15.	SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, peaceably quit and surrender possession of the Premises to Landlord broom clean and otherwise in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and all items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, and all Alterations designated by Landlord for removal in accordance with Section 8.2 hereof, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from the installation thereof and/or from such removal. Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, remove from the Premises, prior to the end of the Term, any item installed by or for Tenant and which, pursuant to Applicable Laws, must be removed therefrom before the Premises may be used by a subsequent tenant. If Tenant fails to remove any property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove within seven (7) business days after written notice from Landlord, all or any of such property (the “Abandoned Property”) shall, at Landlord’s option be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled hereunder or pursuant to law, and to any arrears of Rent.

15.3 Decommissioning; Surrender Plan.

15.3.1 Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines, acid neutralization systems and plumbing in and/or exclusively serving the Premises, and all exhaust or other ductwork in and/or exclusively serving the Premises, in each case which has carried or released or been contacted by any Hazardous Materials or other chemical or biological materials used in the operation of the Premises, and shall otherwise clean the Premises so as to permit the Surrender Plan (defined below) to be issued.

15.3.2 At least one hundred twenty (120) days prior to the expiration of the Term (or, if applicable, within five (5) business days after any earlier termination of this Lease), Tenant shall deliver to Landlord a narrative description prepared by a competent and experienced third-party environmental engineer or engineering firm

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reasonably satisfactory to Landlord of the actions proposed (or required by any Applicable Laws) to be taken by Tenant in order to render the Premises (including floors, walls, ceilings, counters, equipment, piping, supply lines, waste lines and plumbing in or serving the Premises and all exhaust or other ductwork in or serving the Premises) free of Hazardous Materials and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). The Surrender Plan shall be prepared so that, following its implementation, all exhaust and other duct work in the Premises may be reused by a subsequent tenant or disposed of in conformance with all applicable Environmental Laws without incurring special costs on account of any Hazardous Materials or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials or needing to give notice in connection with such Hazardous Materials. The Surrender Plan (i) shall be accompanied by a current list of (A) all local, state and federal licenses, registrations, permits and approvals held by or on behalf of any Tenant Party with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) Tenant’s Hazardous Materials, and (ii) shall be subject to the review and approval of Landlord’s environmental consultant. In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall request.

15.3.3 On or before the expiration of the Term (or within thirty (30) days after any earlier termination of this Lease, during which period Tenant’s use and occupancy of the Premises shall be governed by Section 16 below), Tenant shall (i) perform or cause to be performed all actions described in the approved Surrender Plan, and (ii) deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord (the “Decommissioning Closure Report”), and the Decommissioning Closure Report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run, and the analytic results. Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Lease Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid. Landlord shall have the unrestricted right to deliver the Surrender Plan, the Decommissioning Closure Report and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties. Such third parties and the Landlord Parties shall be entitled to rely on the Decommissioning Closure Report.

15.3.4 If Tenant shall fail to prepare a Surrender Plan or submit a Decommissioning Closure Report based on the Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, (A) Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises and other areas serving the same are surrendered in the condition required hereunder (“Landlord’s Actions”), the cost of which actions shall be reimbursed by Tenant as additional rent upon demand; (B) if the Term shall have ended, or the Lease shall have been terminated, and Tenant remains in possession of the Premises, nothing herein shall limit Landlord from utilizing all appropriate remedies to regain possession of the Premises including, but not limited to, pursuit of a Summary Process action; and (C) regardless of whether Tenant remains in the Premises after the Term (or the earlier termination of the Lease) or has vacated the Premises by the end of the Term (or the earlier termination of the Lease), unless and until Landlord elects to take such actions to assure that the Premises are surrendered in the condition required hereunder, Tenant shall pay to Landlord holdover rent, with respect to the period from the last day of the Term (or earlier termination of the Lease) until the earlier of (i) the date on which Landlord’s Actions are complete, and (ii) the date on which Tenant delivers the Decommissioning Closure Report (in the form required hereunder) to Landlord, in an the amount set forth in Section 16 hereof, plus (B) Tenant’s Share of Direct Expenses attributable to such period. If Tenant has vacated the Premises before delivering the Decommissioning Closure Report, then unless and until Landlord elects to take Landlord’s Actions, Landlord will work with Tenant to provide Tenant with reasonable access to the Premises to effectuate the Surrender Plan and Tenant shall be deemed to be a holdover tenant subject to the provisions of Section 16 below until the date on which Tenant delivers the Decommissioning Closure Report (in the form required hereunder) to Landlord. Tenant’s obligations under this Section 15.3 shall survive the expiration or earlier termination of this Lease.

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15.4 Condition of the Building and Premises Upon Surrender. In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall surrender the Premises and Building such that the same are in compliance with all Applicable Laws and with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease. In the event that the Building and Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs upon notice and Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to the Surrender Improvements to be in holdover under Article 16 of this Lease.

16. HOLDING OVER. If Tenant holds over after the expiration of the Lease Term for up to 30 days, such holding over shall be a tenancy at will subject to all the terms and conditions of this Lease, including payment of Rent and additional rent at the rates payable in the last month of the Term hereof (on a per diem basis). If Tenant holds over for more than thirty (30) days after the expiration of the Lease Term or holds over for any period after the earlier termination thereof, such tenancy shall be a tenancy-at-sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a daily rate equal to 150% of the daily Rent (Base Rent and additional rent on account of Direct Expenses) applicable during the last rental period of the Lease Term under this Lease. Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. If Tenant holds over without Landlord’s express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein, at law or in equity. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney’s fees in connection therewith.

17. ESTOPPEL CERTIFICATES. Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be reasonably required by any prospective Mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s Mortgagee, prospective Mortgagee or prospective purchaser. Any such certificate may be relied upon by any actual or prospective Mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. In addition, if not publicly available, Tenant shall deliver to Landlord not more than three (3) times during any calendar year, within thirty (30) days after Landlord’s reasonable request, Tenant’s most recently completed balance sheet and related statements of income, shareholder’s equity and cash flows statements (audited if available) reviewed by an independent certified public accountant and certified by an officer of Tenant as being true and correct in all material respects. Any such financial information may be relied upon by any actual or potential lessor, purchaser, or Mortgagee of the Project or any portion thereof.

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18. SUBORDINATION. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases (each, a “Mortgagee”), require in writing that this Lease be superior thereto; provided, however, with respect to any future mortgage, trust deed, ground lease or underlying lease, such Mortgagee shall agree not to disturb Tenant’s occupancy so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord shall request that any existing Mortgagee execute a commercially reasonable subordination, non-disturbance and attornment agreement with respect to this Lease within forty-five (45) days from the Execution Date; provided that Landlord shall have no liability to Tenant and the subordination of this Lease as provided in this Article 18 shall be unaffected if it is unable to obtain any such agreement. Tenant agrees that (a) the liability of the Mortgagee and its successors and assigns shall exist only so long as such Mortgagee or purchaser is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership; and (b) such Mortgagee and its successors or assigns shall not be (i) liable for any act or omission of any prior lessor under this Lease, provided that that the foregoing shall not release such Mortgagee from liability for any default of its obligations under the Lease continuing after the date on which such Mortgagee succeeds to Landlord’s interest hereunder; (ii) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease which arise and accrue prior to such Mortgagee succeeding to the interest of Landlord under this Lease or acquiring such right to possession, provided that that the foregoing shall not release such Mortgagee from liability for any default of its obligations under the Lease continuing after the date on which such Mortgagee succeeds to Landlord’s interest hereunder; (iii) subject to any offsets or defense which Tenant may have at any time against Landlord; (iv) bound by any base rent or other sum which Tenant may have paid previously for more than one (1) month in advance or (v) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of a Mortgagee. The provisions of this Section 18 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

19. DEFAULTS; REMEDIES

19.1 Events of Default. In addition to any other Events of Default specified in this Lease, the occurrence of any of the following shall constitute a default of this Lease by Tenant (each, an “Event of Default”):

19.1.1 If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of five (5) days after notice thereof from Landlord to Tenant (and Tenant agrees that such notice shall be in lieu of and not in addition to, any notice required by law); provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment within five (5) days of the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 19.1.1 on two (2) or more occasions during the Lease Term; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be an Event of Default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

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19.1.3 If Tenant vacates all or a substantial portion of the Premises by Tenant, unless (a) Tenant has notified Landlord in writing at least ten (10) business days in advance that it intends to vacate the Premises; (b) no Event of Default then exists and no event, circumstance or condition has occurred or exists which, with the passage of time or giving of notice, would constitute an Event of Default; and (c) Tenant fulfills all of its maintenance and security obligations under the Lease (however, if Tenant vacates the Premises or a substantial portion thereof in order to comply with any generally Applicable Law, then Tenant shall not be obligated to provide notice prior to vacating and shall instead notify Landlord within two business days following such vacation of the Premises), or if Tenant shall abandon the Premises (whether or not the keys shall have been surrendered or the Rent shall have been paid); or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease or any provision of the Tenant Work Letter, where, in each instance, such failure continues for more than three (3) business days after notice from Landlord; or

19.1.5 The failure by Tenant to maintain any insurance required hereunder; or

19.1.6 If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials, is knowingly false or misleading in any material respect, or Tenant fails to cure any false, incomplete or misleading information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials, within ten (10) days of Landlord’s notice; or

19.1.7 Tenant’s failure to occupy the Premises within a reasonable period of time after the Rent Commencement Date; or

19.1.8 Tenant’s admission in writing of Tenant’s inability to pay its debts generally as they become due, or Tenant’s making or offering to make a composition of its debts with its creditors, or Tenant’s making an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors; or

19.1.9 The sale of any of Tenant’s assets under an attachment on mesne process, on execution or otherwise, or other legal process; or

19.1.10 The appointment of a receiver, sequesterer, trustee or similar officer by a court of competent jurisdiction to take charge of all or any part of Tenant’s property and such appointment shall not be vacated within thirty (30) days; or

19.1.11 The institution of any proceeding by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days, or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.

During the continuation of any Event of Default, (a) Landlord shall not be obligated to provide Tenant with any notice pursuant to Section 27 below; and (b) Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations.

19.2 Remedies Upon Event of Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies (including during any eviction moratorium, to the extent allowed by Applicable Law), each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

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19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others, and shall be calculated on the assumption that all additional rent would have increased at the rate of five percent (5%) per annum. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Lease Term would have expired if it had not been terminated hereunder.

19.2.2 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

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19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.

19.5 Landlord Default. Landlord shall not be in default under this Lease unless Landlord fails to perform any of its obligations hereunder and such failure continues for thirty (30) days after Tenant delivers to Landlord written notice specifying such failure; however, if such failure cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period and thereafter diligently pursues the curing thereof to completion, then Landlord shall not be in default hereunder or liable for damages therefor. Except where the provisions of this Lease grant Tenant an express, exclusive remedy, or expressly deny Tenant a remedy, Tenant’s exclusive remedy for Landlord’s failure to perform its obligations under this Lease shall be limited to damages, injunctive relief, or specific performance; and in each case, Landlord’s liability or obligations with respect to any such remedy shall be limited as provided in Section 31.13. Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its obligations hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord, and then only if the same continues after notice to Landlord thereof and an opportunity for Landlord to cure the same as set forth above.

20. COVENANT OF QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21. SECURITY DEPOSIT.

21.1 Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord cash in the amount set forth in Section 8 of the Summary (the “Security Deposit”) to be held in accordance with this Section 21. If no Event of Default has occurred and there is no event which, with the passage of time and/or the giving of notice, would constitute an Event of Default hereunder as of the date of the Reduction Notice nor as of the Reduction Date, then Landlord shall, upon written request by Tenant (the “Reduction Notice”), reduce the Security Deposit to One Hundred Eighty-Five Thousand Dollars ($185,000) on or after the sixth (6th) anniversary of the Lease Commencement Date (the “Reduction Date”); it being understood that if there is a default as of the date of the Reduction Notice and/or as of the Reduction Date, and if Tenant cures such default(s) prior to the expiration of the applicable grace period, Tenant shall then be entitled to request such reduction.

21.2 Landlord shall hold the Security Deposit as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant (but shall not be required to) apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default without prejudice to any other Landlord remedy, and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount (including during any eviction moratorium, to the extent allowed by Applicable Law), and Tenant’s failure to do so within twenty (20) days after receipt of such written demand shall constitute an additional default hereunder without further notice or opportunity to cure. Tenant shall have the right to deliver a replacement Letter of Credit in the form and amount required hereunder, and upon receipt of such replacement Letter of Credit, Landlord shall return the Security Deposit to Tenant. Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds. If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term.

21.3 Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit shall be returned to Tenant within sixty (60) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any default or applied to any actual damage suffered by Landlord.

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22. EXPANSION RIGHTS.

22.1 Right of First Refusal to Lease. Subject to the provisions of this Section 22.1, from and after the Rent Commencement Date, and provided that as of the date of the Refusal Notice (hereinafter defined) (i) there are at least three (3) years left in the Lease Term (or if any extension options remain, Tenant is willing to (and does) issue an irrevocable early exercise of its option to extend under Section 2.2 hereof within ten (10) days of Tenant’s receipt of the Refusal Notice (in which event the process for determining Base Rent during such Extension Term shall be timed to occur as if Tenant delivered its notice of extension 12 months before the end of the then-current term)), (ii) there has been no Event of Default hereunder, and (iii) Tenant (or an Affiliate pursuant to a Transfer permitted by this Lease) leases not less than one hundred percent (100%) of the Premises, Tenant shall have a right of first refusal to lease all or any portion of the rentable areas of the Building (the “ROFR Space”). Tenant’s right of first refusal under this Section 22.1 is further subject to all currently-existing extension rights and/or expansion rights of tenants of the Project, if any. If Landlord receives a written offer or letter of intent from a prospective tenant of any of the ROFR Space (such space, the “Refusal Space”) which Landlord desires to accept (an “Offer”), Landlord shall give to Tenant notice of the material terms of such Offer (a “Refusal Notice”). Tenant shall have the right to lease the Refusal Space on the terms and conditions set forth in the Offer, which right Tenant may exercise by giving written notice to Landlord within five (5) business days of receiving a Refusal Notice from Landlord. If Tenant fails to exercise such right in a proper and timely manner, Landlord shall be free to lease the Refusal Space to such prospective tenant on whatever terms and conditions Landlord may decide in its sole discretion, provided that such terms are not less than ninety percent (90%) of the net effective rent (hereinafter defined) set forth in the Refusal Notice. As used herein, the term “net effective rent” shall mean the net present value of the rent, additional rent, and other charges that would be payable to Landlord under the terms set forth in the Refusal Notice, taking into account any construction allowance, the cost of any leasehold improvements proposed to be performed by Landlord, any free rent, and any other monetary inducements payable by Landlord under such proposed lease. If Landlord fails to consummate a lease with such prospective tenant on the terms and conditions of the Offer, subject to the previous sentence, Tenant shall continue to have a right of first refusal to lease all or any portion of the ROFR Space.

22.2 Right of First Offer to Lease.

22.2.1 Subject to the provisions of this Section 22.2, from and after the Rent Commencement Date, and provided that as of the date of the ROFO Notice (hereinafter defined) (i) there are at least three (3) years left in the Lease Term (or if any extension options remain, Tenant is willing to (and does) issue an irrevocable early exercise of its option to extend under Section 2.2 hereof within ten (10) days of Tenant’s receipt of the ROFO Notice (in which event the process for determining Base Rent during such Extension Term shall be timed to occur as if Tenant delivered its notice of extension 12 months before the end of the then-current term)), (ii) there has been no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default hereunder (it being understood that if Tenant cures a default prior to the expiration of any applicable grace period, Tenant shall then be entitled to exercise its rights under this Section 22.2, so long as the condition in subsection (iii) hereafter is met), and (iii) Tenant (or an Affiliate pursuant to a Transfer permitted by this Lease) leases not less than one hundred percent (100%) of the Premises, Tenant shall have a right of first offer to lease all other rentable areas in the Building (the “ROFO Space”) if, as and when the same shall become available for lease (which right shall be a one-time right with respect to each block of space), upon the terms and conditions specified in the ROFO Notice. Tenant’s right of first offer under this Section 22.2 is further subject to all currently-existing extension rights and/or expansion rights of tenants of the Project, if any. It is understood and agreed that Base Rent for the ROFO Space shall be the greater of (A) then-current Base Rent for the Premises, per rentable square foot, and (B) fair market rent.

22.2.2 After Landlord determines, in its reasonable judgment, that any of the ROFO Space is available for lease and all of the preconditions to the right of first offer granted to Tenant in this Section 22.2 have been met, Landlord shall deliver to Tenant a written notice offering to lease the applicable ROFO Space (the “Available Space”) to Tenant upon the terms and conditions set forth therein (the “ROFO Notice”). Tenant then shall have five (5) business days after receipt of the ROFO Notice to notify Landlord in writing whether Tenant will exercise its right to lease the Available Space upon the terms and conditions described in the ROFO Notice. If Tenant fails to

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notify Landlord in writing within such 10-day period that Tenant accepts the offer contained in the ROFO Notice, or if Tenant refuses in writing the offer contained in the ROFO Notice, Landlord shall have the right to lease the Available Space to any third party tenant on whatever terms and conditions Landlord may decide in its sole discretion. If Tenant timely notifies Landlord of its desire to lease the Available Space pursuant to this Section 22.2, Landlord shall submit to Tenant, and Tenant shall execute and deliver to Landlord within thirty (30) days of receipt thereof, a lease amendment which incorporates all of the terms and conditions set forth in the ROFO Notice. Landlord and Tenant shall reasonably diligently negotiate such lease amendment in good faith. If Tenant fails to execute and deliver the lease amendment within said thirty (30) day period, subject to reasonable extensions of time if the parties are negotiating significant terms in good faith, then Tenant’s right to lease the Available Space shall terminate and shall be null and void, and Landlord shall have no further obligation to lease the Available Space to Tenant and may lease any or all of the Available Space to another party upon such terms and conditions as Landlord may deem appropriate, free and clear of any rights in favor of Tenant contained herein (but Tenant’s rights under this Section 22.2 shall continue with respect to the remaining ROFO Space, if any).

22.2.3 The rights of Tenant under this Section 22.2 are personal to the originally named Tenant herein and any Affiliate of such originally named Tenant, and Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under this Section 22.2, and any such purported transfer or attempt to transfer shall be void and without effect, shall terminate Tenant’s rights under this Section 22.2, and shall constitute an Event of Default under this Lease.

23. SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise all rentable areas on a floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises and at the entrance to the Premises, provided that such signs must not be visible from the exterior of the Building. Tenant shall have the right to install Building standard signage identifying Tenant’s business at the entrance to the Premises, which signage shall be (a) at Tenant’s sole cost and expense, and (b) subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying suite entrance signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

23.3 Building Lobby and Building Directory. Tenant shall have the right, at Tenant’s sole cost and expense, to install Building standard signage identifying Tenant’s business in the lobby of the Building in a location designated by Landlord, which signage shall be subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Landlord shall list Tenant on any monument signs dedicated to tenants of the Building and within the Building lobby directory at Landlord’s sole cost and expense.

23.4 Exterior Signage. Provided that and for so long as Tenant (or an Affiliate pursuant to a Transfer permitted by this Lease) is leasing not less than eighty percent (80%) of the Premises, Tenant shall have the right to erect and maintain one (1) sign on the exterior of the Building in the location shown on Exhibit G attached hereto and made a part hereof (the “Exterior Signage”), provided (i) the Exterior Signage complies with all Applicable Laws (and Tenant shall have obtained any necessary permits prior to erecting the Exterior Signage), (ii) the size, materials, design, lighting and method of installation of the Exterior Signage, and any requested changes thereto, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (iii) Tenant shall at all times maintain the Exterior Signage in good order, condition and repair. Tenant shall remove the Exterior Signage at the expiration or earlier termination of the Term hereof or upon Landlord’s written demand after the failure of Tenant to comply with the provisions of this Section 23.4, and shall repair any damage to the Building caused by the Exterior Signage or the installation or removal thereof. Tenant shall have the right, from time to time throughout the term of this Lease, to replace its signage (if any) with signage which is equivalent to the signage being replaced, subject to all of the terms and conditions of this Section 23.4.

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23.5 Prohibited Signage and Other Items. Except as expressly permitted pursuant to this Section 23, Tenant may not install any sign, banner, advertising matter or any other thing of any kind (including any hand-lettered advertising) on the exterior of the Premises, or any part of the interior visible from the exterior thereof, and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.

24. COMPLIANCE WITH LAW.

24.1 Applicable Laws. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other rule, directive, order, regulation, guideline or requirement of any local, state or federal governmental entity or governmental agency (the “Applicable Laws”) now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all Applicable Laws. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building and Premises as are required by Tenant to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall furnish all data and information to governmental authorities, with a copy to Landlord, as required in accordance with Applicable Laws as they relate to Tenant’s use or occupancy of the Premises or the Building.

24.2 Permits. Tenant shall, at Tenant’s sole cost and expense, apply for, seek and obtain prior to the date on which Tenant commences occupancy of all or any portion of the Premises all necessary state and local licenses, permits and approvals needed for the operation of Tenant’s business in the Premises and/or Tenant’s Rooftop Equipment, including any and all necessary permits and approvals directly or indirectly relating or incident to the conduct of its activities on the Premises, its scientific experimentation, transportation, storage, handling, use and disposal of any Hazardous Materials or animals or laboratory specimens (collectively, the “Required Permits”). Tenant shall thereafter maintain all Required Permits. Tenant, at Tenant’s expense, shall at all times comply with the terms and conditions of each Required Permit. Within ten (10) days of request by Landlord, Tenant shall furnish Landlord with copies of all Required Permits that Tenant has obtained together with a certificate certifying that such permits are all of the permits that Tenant has obtained with respect to the Premises.

24.3 Compliance. Landlord represents and warrants to Tenant as of the Execution Date that, to Landlord’s knowledge, the Common Areas are in compliance with Applicable Laws. Landlord shall be responsible, at no cost to Tenant for the compliance of the non-leasable portions of the Building (including the Common Areas) with Applicable Laws (including the ADA) in effect as of the Lease Commencement Date (and costs thereof shall not be included in Operating Expenses).

25. LATE CHARGES. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord, as additional rent, a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) twelve percent (12%) per annum, and (ii) the highest rate permitted by Applicable Law. Acceptance of such late charge, such interest or any partial payment shall not (a) constitute a waiver of Tenant’s default with respect to the overdue amount, (b) be construed as liquidated damages or as limiting Landlord’s remedies in any manner, (c) prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

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26. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Notwithstanding the foregoing, in emergency situations, Landlord may make any such payment or perform any such act on Tenant’s part prior to the expiration of the time allowed under Section 19.1.2.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD. Landlord reserves (for itself and its Mortgagees and designees) the right at all reasonable times and upon not less than one (1) business day notice to Tenant, which may be oral if also sent by email and text to the address and number designated by Tenant from time to time (which initially shall be:                      ) (except that no notice shall be required in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective capital partners, investors, Mortgagees, ground or underlying lessors and/or insurers or, during the last nine (9) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); (iv) alter, improve or repair the Premises, the Building or the Building’s systems and equipment, or for structural alterations, repairs or improvements to the Building; (v) perform environmental audits, environmental site investigations and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Project, it being understood that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments; (vi) preserve the walls or structures of the Building from injury, and to protect the Building by proper securing of foundations in case any excavation shall be made for building or improvements or for any other purpose upon the land adjacent to or near the Premises; and/or (vii) exercise any right of Landlord under this Lease. In addition, to the extent that it is necessary to enter the Premises in order to access any area that serves any portion of the Building outside the Premises, then Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least one (1) business day prior written notice (except that no notice shall be required in emergency situations), permit contractors engaged by other occupants of the Building to pass through the Premises in order to access such areas but only if accompanied by a representative of Landlord. Landlord may make any such entries without the abatement of Rent, and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby; provided, however, Landlord shall, during non-emergency access, use commercially reasonable efforts to minimize any unreasonable interference with Tenant’s operations within the Premises. Landlord shall at all times have a key or passcode with which to unlock all doors in the Premises; provided, however, Tenant may identify certain areas of the Premises that require limited access and reasonable security measures (“Secure Areas”) by written notice to Landlord from time to time, and except in the event of an emergency, Landlord shall provide Tenant with at least three (3) business days’ prior notice of any entry in the Secure Areas. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open any and all doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

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28. TENANT PARKING. Tenant shall be entitled to use the amount of parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, free of charge, for unreserved parking of passenger vehicles by employees of Tenant (and employees of any other permitted occupants of the Premises) in the Project parking area(s) designated by Landlord. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all Rules and Regulations which are reasonably prescribed from time to time for the orderly operation and use of the applicable parking facility (including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Project’s parking areas), Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such Rules and Regulations and Tenant not being in an Event of Default under this Lease. Tenant shall provide Landlord and/or the operator of the Project parking facility with such information as may be reasonably requested, including a monthly identification roster listing, for each parking pass, the name of the employee and the make, color and registration number of the vehicle to which it has been assigned. Reserved and handicap parking spaces must be honored. No bailment is intended or shall be created by the provision of, or use of, the parking privileges described herein. Tenant’s use of the Project parking area shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities. Tenant’s rights hereunder are subject to the terms of any Underlying Documents. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements, without unreasonable interference with Tenant’s use and occupancy of the Premises. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes provided to Tenant pursuant to this Article 28 are solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

29. ROOFTOP PREMISES. During the Term, Tenant shall have the right to use a portion of the rooftop of the Building designated by Landlord (the “Rooftop Premises”) for the installation of certain equipment serving only the Premises approved by Landlord and purchased and installed by Tenant (any equipment installed within the Rooftop Premises, as the same may be modified, altered or replaced during the Lease Term, is collectively referred to herein as “Tenant’s Rooftop Equipment”). Landlord’s approval of such equipment shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord’s reasonable satisfaction that the proposed equipment (i) does not interfere with any base building equipment operated by Landlord on the roof; (ii) will not affect the structural integrity of the Building or impact the roof or the roof membrane in any manner or void, or adversely affect Landlord’s rights under, the roof warranty in any manner; (iii) shall be adequately screened so as to minimize the visibility of such equipment; and (iv) complies with all Applicable Laws including sound-proofing to satisfy the same, as well as Landlord’s specified maximum decibel levels for equipment operations. Tenant shall not install or operate Tenant’s Rooftop Equipment until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation thereof. Tenant shall comply with all Applicable Laws applicable to the operation, use, repair and maintenance of Tenant’s Rooftop Equipment. In addition, Tenant shall comply with all construction rules and regulations promulgated by Landlord in connection with the installation, maintenance and operation of Tenant’s Rooftop Equipment. Landlord shall have no obligation to provide any services including electric current to the Rooftop Premises or to Tenant’s Rooftop Equipment. Tenant shall be responsible for the cost of repairing and maintaining Tenant’s Rooftop Equipment in good order, condition and repair and in compliance with Applicable Laws and for the cost of repairing any damage to the Building, or the cost of any necessary improvements to the Building, caused by or as a result of the installation, replacement and/or removal of Tenant’s Rooftop Equipment. Landlord makes no warranties or representations to Tenant as to the suitability of the Rooftop Premises for the installation and operation of Tenant’s Rooftop Equipment. Tenant shall use Landlord’s designated roof contractor for any work impacting the roof or roof membrane. If any of Tenant’s work on the roof of the Building, including the installation and maintenance of Tenant’s Rooftop Equipment, damages the roof or invalidates or adversely affects any warranty, Tenant shall be fully responsible for the cost of repairs (and any subsequent repairs to the roof to the extent that any warranty is invalidated or adversely affected); it being acknowledged and agreed that, notwithstanding anything to the contrary contained herein, Landlord’s waiver contained in Section 10.5 hereof shall not apply to the cost of any such repairs. In the event that at any time during the Lease Term, Landlord determines, in its sole but bona fide business judgment, that the operation and/or periodic testing of Tenant’s Rooftop Equipment interferes with the operation of the Building or the business operations of any

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of the occupants of the Building, then Tenant shall, upon notice from Landlord, cause all further operation and/or testing of Tenant’s Rooftop Equipment to occur during hours designated by Landlord. Landlord hereby reserves the right to install and to permit others to install, use and maintain equipment, antennas and similar installations on the rooftop of the Building. In connection with any maintenance, repair or replacement of the roof, Landlord may require Tenant to relocate within, on or in the Building any or all of Tenant’s Rooftop Equipment (to a location with comparable functionality to the extent reasonably practicable), which relocation shall be performed by Tenant within ninety (90) days of such request, except that such relocation shall be performed promptly and no later than thirty (30) days after request in the event of an emergency.

30. LICENSED AREA. Landlord hereby grants to Tenant a license to use the area in the parking area and the area in the loading bay adjacent to the Building, all as more particularly shown on the plan attached hereto as Exhibit H and made a part hereof (collectively, the “Licensed Area”) for the maintenance, operation and repair of certain equipment exclusively serving the Premises, all as more particularly specified in Exhibit H-1 attached hereto and made a part hereof or as otherwise reasonably approved by Landlord (together with any cabling, wiring, or other infrastructure connecting such equipment to the Premises, the “LA Equipment”). Landlord’s approval shall not be unreasonably withheld, conditioned or delayed provided Tenant demonstrates to Landlord’s reasonable satisfaction that the proposed equipment (y) does not interfere with any base building equipment operated by Landlord; and (z) shall be adequately sound-proofed so as not to emanate noise levels in excess of that permitted by Applicable Law or the Building’s standard levels designed to avoid unreasonable interference with the use and occupancy of the Project or any portion thereof. Tenant shall obtain, maintain and submit to Landlord copies of all required governmental permits, licenses, and authorizations necessary for the installation and operation of the LA Equipment. Tenant shall maintain all LA Equipment in good order condition and repair and shall, upon Landlord’s request, provide Landlord with maintenance records evidencing the same. Tenant shall be responsible for the cost of repairing and maintaining the LA Equipment and the cost of repairing any damage to the parking area and/or the loading bay caused by or as a result of the installation, operation and/or removal of such LA Equipment. Tenant shall maintain such LA Equipment in compliance with Applicable Laws. Landlord makes no warranties or representations to Tenant as to the suitability of the Licensed Area for the installation and operation of the LA Equipment. Landlord shall have the right to temporarily (i.e. 180 days or less) or permanently relocate one and/or both of the Licensed Areas at Landlord’s cost in connection with Landlord’s maintenance, renovations or other alterations to the parking area and/or loading bay; provided, however, unless such relocation is required as a result of Applicable Laws, (i) any relocation shall be limited to areas comparable to the original Licensed Area with substantially similar use and benefit to Tenant, and (ii) Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in connection with any such relocation. If a permanent relocation is required as a result of Applicable Laws, Landlord shall use commercially reasonable efforts to relocate the Licensed Area to an area reasonably comparable to the original Licensed Area with substantially similar use and benefit to Tenant.

31. MISCELLANEOUS PROVISIONS

31.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Unless expressly stated otherwise, the use of the word “including” and “include” in this Lease shall be deemed to mean “including without limitation” and “include without limitation” in each instance. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

31.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

31.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

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31.4 Modification of Lease. Should any current or prospective Mortgagee for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.

31.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

31.6 No Recording. Neither this Lease nor any memorandum, affidavit or other writing with respect thereto shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

31.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

31.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

31.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

31.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

31.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

31.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

31.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building, or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is reasonably determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 31.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners,

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beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom. Furthermore, in no event shall Landlord or any Landlord Party, be liable for any consequential, indirect, special, incidental or punitive damages.

31.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto, provided that no amendment or modification may be effected by text message, electronic mail or similar communication.

31.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

31.16 Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, Casualty, actual or threatened public health emergency (including epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude either party, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a “Force Majeure”), shall excuse the non-monetary performance of such party for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of a non-monetary obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Notwithstanding anything to the contrary in this Lease, in no event shall financial inability be deemed to be, or be a cause of, an event of Force Majeure, and no event of Force Majeure shall (i) excuse Tenant’s obligations to pay Rent and other charges due pursuant to this Lease, (ii) be grounds for Tenant to abate any portion of Rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Articles 11 and 13 of this Lease, (iii) excuse Tenant’s obligations under Articles 5, 10 and 24 of this Lease, or (iv) extend the occurrence of the Rent Commencement Date.

31.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease or to have a continuance of this Lease for the Lease Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Except to the extent prohibited by Applicable Laws, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

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31.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other address in the United States (and not a post office box) as Tenant may from time to time designate in a Notice to Landlord at the addresses set forth below, or to such other address(es) in the United States (and not a post office box) as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made or refused, or (iii) the date personal delivery is made or refused. As of the Execution Date, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

c/o Beacon Capital Partners, LLC

44 Montgomery Street, Suite 1210

San Francisco, California 94104

Attention: Mr. McClure Kelly

and

c/o Beacon Capital Partners, LLC

200 State Street, 5th Floor

Boston, Massachusetts 02109

Attention: General Counsel

and

Goulston & Storrs PC

400 Atlantic Avenue

Boston, Massachusetts 02110

Attention: Colleen P. Hussey, Esq.

Any notice given by an attorney on behalf of a party shall be considered as given by such party and shall be fully effective. Notwithstanding the foregoing, any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered by facsimile or electronic mail to any person whom such party reasonably believes is authorized to receive such notice on behalf of such party without being delivered in the manner specified above.

31.19 Joint and Several. If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

31.20 Authority. Tenant hereby guarantees, warrants and represents to Landlord that (i) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) Tenant has and is duly qualified to do business in the state in which the Premises are located, (iii) Tenant has full corporate, partnership, trust, limited liability company or other appropriate power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, (iv) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so; and (v) neither the execution, delivery or performance of this Lease, nor the consummation of the transactions contemplated hereby, will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party.

31.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. Tenant shall, within ten (10) days after Landlord’s request, deliver to Landlord satisfactory evidence of (a) incumbency, (b) Tenant’s authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (c) Tenant’s good standing in Tenant’s state of incorporation and qualification to do business in the State of Colorado.

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31.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of COLORADO. IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF COLORADO, AND EACH PARTY CONSENTS TO PERSONAL JURISDICTION IN SUCH COURTS, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY STATE LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

31.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

31.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay a commission to the Brokers pursuant to a separate agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 31.24 shall survive the expiration or earlier termination of the Lease Term.

31.25 Independent Covenants. Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein. EXCEPT AS EXPRESSLY PROVIDED IN THIS LEASE, TENANT WAIVES ALL RIGHTS AT COMMON LAW, IN EQUITY OR OTHERWISE (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT, (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF, AND/OR (III) TO MAKE ANY REPAIRS OR PERFORM ANY ACTS HEREUNDER AT LANDLORD’S EXPENSE. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT UNDER THIS LEASE SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS, WHETHER FORESEEN OR UNFORESEEN, AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN THE STATE OF COLORADO. SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

31.26 Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of Landlord or Landlord’s affiliates in advertising or other publicity, without the prior written consent of Landlord.

31.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. Such counterparts may be delivered by the parties hereto by electronic means, including by electronic mail or facsimile transmission and, when so fully delivered, such copies shall be binding as if ink originals.

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31.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord’s relationship with other tenants of the Project. Except to the extent required by law or applicable Securities and Exchange Commission rules and regulations, Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, and any potential subtenant or assignee, provided that such parties are made aware of the requirements of this Section 31.28 and agree to maintain the Lease and related documents in confidence. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

31.29 Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that the ownership of the Building changed shortly before execution of the Lease and that Landlord is contemplating a renovation of the Project to include a new amenity center and related outdoor seating (“Amenity Center”), and may engage in future renovations to improve, alter, or modify the Project or any portion thereof (collectively, the “Renovations”). Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations; provide, however, Landlord shall undertake all Renovations in a manner so as not to materially adversely interfere with Tenant’s use and occupancy of the Premises.

31.30 Office and Communications Services.

31.30.1 The Provider. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

31.30.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

31.30.3 Notwithstanding anything to the contrary herein or in this Lease contained, Landlord has no obligation to allow any other particular telecommunications service provider to have access to the Project or to the Premises. If Landlord determines there is available space and elects to permit such access, Landlord may condition such access upon (a) the execution of Landlord’s standard telecommunications agreement (which shall include a provision requiring the payment of fair market rent for any space in the Project dedicated, licensed and/or leased to such provider), (b) the payment to Landlord by Tenant or the service provider of any costs incurred by Landlord in facilitating such access, (c) there being no requirement for any street opening permits, and (d) there being no unreasonable interference with the use of the Common Areas.

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31.31 Development of the Project.

31.31.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

31.31.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, provided that Tenant’s rights under this Lease are not materially impaired, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

31.31.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be subject to demolition or construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such demolition or construction.

31.32 Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering. Landlord and Tenant each represents and warrants to the other that neither it nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Lease Term, will become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including any “blocked” person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC’s Specially Designated Blocked Persons List) or (c) any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, “Prohibited Persons“). Prior to and during the Lease Term, Tenant and Landlord, and to their knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws. Tenant and Landlord are not entering into this Lease, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. Tenant shall notify Landlord immediately if these circumstances change. As used herein, “Patriot Act” shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

31.33 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare or take public transportation; and (vi) utilizing flexible work shifts for employees. Tenant shall provide information to Landlord in connection with any reporting requirements thereunder.

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31.34 Signatures. The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking “SIGN”, such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

31.35 Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations (other than Tenant’s Fitout) to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer. Such costs shall be deemed to be additional rent under this Lease.

31.36 Survival. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term, (a) all obligations on the part of Tenant to indemnify, defend, or hold harmless, as set forth in this Lease shall survive the expiration or prior termination of the Term with respect to events occurring (i) during the Term, (ii) during the period of time, if any, prior to the Term that Tenant had access to the Premises, and (iii) during the period of time, if any, after the end of the Term that Tenant or anyone claiming by, through or under Tenant failed to surrender the Premises in the condition required hereunder and/or remained in occupancy of the Premises or any portion thereof; and (b) all obligations on the part of Landlord to indemnify, defend, or hold harmless, as set forth in this Lease shall survive the expiration or prior termination of the Term with respect to events occurring during the Term.

31.37 Grants of Interest. Tenant shall not grant any security interest whatsoever in any item paid in whole or in part by Landlord. Tenant shall notify Landlord within ten (10) business days after the filing of any UCC statement relating to any personal property located in the Premises.

31.38 Security. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. Tenant is solely responsible for securing access to the Premises. Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval. Landlord shall, at Landlord’s cost, provide card-keys (or other access devices or methods) to Tenant for after-hours access to the Building.

31.39 Furniture. Tenant shall have, as appurtenant to the Premises, the use of certain furniture and equipment left in the Premises by the prior tenant thereof, a list of which shall be mutually prepared and approved after the Execution Date (collectively, the “Furniture”). Tenant accepts the Furniture in its then as-is, where is condition, with all faults. In addition, Tenant hereby assumes all other risks and liabilities, including personal injury or death and property damage, arising with respect to the Furniture, however arising. As Landlord is not the owner, manufacturer or vendor of the Furniture, Landlord makes no representation or warranty, express or implied, as to any matter whatsoever, including the design or condition of the Furniture, its merchantability, durability, suitability or fitness for any particular purpose, the quality of the material or workmanship of the Furniture, and Landlord hereby disclaims any and all such representations and warranties.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:		TENANT:

BCSP PEARL EAST PROPERTY LLC, a Delaware limited liability company		COGENT BIOSCIENCES, INC., a Delaware corporation

By:	/s/ McClure Kelly	By:	/s/ Andrew Robbins
Name:	McClure Kelly		Andrew Robbins
Title:	Senior Managing Director	Print Name
Date:	July 6, 2021	Its:	President & CEO
The date of this Lease shall be and remain the Execution Date as set forth in Section 1 of the Summary. The date below the Landlord’s signature is merely intended to reflect the date of Landlord’s execution of this Lease.

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